UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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THIRD POINT REINSURANCE LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The Waterfront, Chesney House
96 Pitts Bay Road
Pembroke HM 08, Bermuda
March 16, 2015
Dear Shareholder:
We cordially invite you to attend Third Point Reinsurance Ltd.’s 2015 Annual General Meeting of Shareholders. The meeting will be held on May 5, 2015, at 2:00 p.m., Atlantic Standard Time, at the Tuckers Point Golf Club, Rosewood Tuckers Point, 60 Tucker’s Point Drive, Hamilton Parish HS 02, Bermuda.
Details regarding admission to the Annual General Meeting and the business to be conducted at the Annual General Meeting are described in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement.
Your vote is important. At the meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.
Thank you for your support of Third Point Reinsurance Ltd.
Sincerely,

John R. Berger
Chairman of the Board and
Chief Executive Officer

The Waterfront, Chesney House
96 Pitts Bay Road
Pembroke HM 08, Bermuda

NOTICE OF 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2015

To Our Shareholders:

The 2015 Annual General Meeting (the "Annual General Meeting") of Third Point Reinsurance Ltd. (the "Company") will be held at 2:00 p.m., Atlantic Standard Time, on Tuesday, May 5, 2015 at the Tuckers Point Golf Club, Rosewood Tuckers Point, 60 Tucker’s Point Drive, Hamilton Parish HS 02, Bermuda, and at any adjournments or postponements thereof. The Annual General Meeting is called for the following purposes:

1.
To elect three Class II directors to hold office until the annual general meeting of shareholders to be held in 2018 or until their respective offices shall otherwise be vacated pursuant to our Bye-laws.

2.	To elect certain individuals as Designated Company Directors (as defined in this proxy statement) of certain of our non-U.S. subsidiaries, as required by our Bye-laws.

3.	To approve, by a non-binding advisory vote, the executive compensation payable to the Company's named executive officers as described in this proxy statement.

4.	To indicate, by a non-binding advisory vote, the frequency of future "Say on Pay" proposals on executive compensation.

5.
To appoint Ernst & Young Ltd., an independent registered public accounting firm, as our independent auditor to serve until the annual general meeting to be held in 2016, and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor's remuneration.

In addition, we will consider any other business as may properly come before the Annual General Meeting and any adjournments or postponements thereof.

Our audited financial statements as of and for the year ended December 31, 2014, as approved by our Board of Directors, will be presented at the Annual General Meeting, pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended, and the Company’s Bye-laws.
You are entitled to vote at the Annual General Meeting and at any adjournments or postponements thereof if you were a shareholder of record at the close of business on March 9, 2015 (the "Record Date").
Your vote is very important. Whether or not you plan to attend the Annual General Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on May 5, 2015: Third Point Reinsurance Ltd.’s Proxy Statement and 2014 Annual Report to Shareholders are available at: http://www.thirdpointre.bm/investors/financial-information/sec-filings/.

This proxy statement and the accompanying proxy card, Notice of Annual General Meeting of Shareholders, and the 2014 Annual Report to Shareholders (the "Annual Report") were filed with the Securities and Exchange Commission on March 16, 2015 and were first mailed on or about March 16, 2015 to shareholders of record on the Record Date.

By Order of the Board of Directors,

Tonya L. Marshall
Executive Vice President,
General Counsel and Secretary

Attendance at Annual General Meeting	25
Compensation Committee Interlocks and Insider Participation	25
Section 16(a) Beneficial Ownership Reporting Compliance	25
Report of the Audit Committee	25
Fees Paid to Ernst & Young Ltd.	26
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the independent registered public accounting firm appointed as our independent auditor	26
EXECUTIVE COMPENSATION	27
Compensation Discussion and Analysis	27
Summary Compensation Table	34
All Other Compensation 2014	35
Narrative to Summary Compensation Table	38
Outstanding Equity Awards at Fiscal Year-End 2014	44
Potential Payments Upon Termination or Change-in-Control	45
Compensation of Directors for Fiscal Year 2014	49
Compensation Risk Assessment	49
BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON SHARES	49
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	52
Policies and Procedures for Related Person Transactions	52
Related Person Transactions	52
CERTAIN SUBSIDIARIES - DESIGNATED COMPANY DIRECTORS	60
PROPOSALS TO BE VOTED ON BY THIRD POINT REINSURANCE LTD. SHAREHOLDERS	62
PROPOSAL NO. 1 ELECTION OF DIRECTORS	62
PROPOSAL NO. 2 ELECTION OF DESIGNATED COMPANY DIRECTORS	63
PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	64
PROPOSAL NO. 4 ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION	65
PROPOSAL NO. 5 APPOINTMENT OF ERNST & YOUNG LTD., AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR	66
HOUSEHOLDING OF PROXY MATERIALS	67
OTHER MATTERS	67
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS	67

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL GENERAL MEETING

Q:    Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation by the Board of Third Point Reinsurance Ltd. of proxies to be voted at the Company’s Annual General Meeting and at any adjournments or postponements thereof. You are receiving this proxy statement because you were a Third Point Reinsurance Ltd. shareholder as of the close of business on the Record Date. This proxy statement provides notice of the Annual General Meeting, describes the five proposals presented for shareholder action and includes information required to be disclosed to shareholders.

Q:    How do I get electronic access to the proxy materials?

A:
This proxy statement and the Company’s Annual Report to Shareholders are available on our website at http://www.thirdpointre.bm/investors/financial-information/sec-filings/. If you are a shareholder of record, you may elect to receive future annual reports or proxy statements electronically by visiting www-us.computershare.com/Investor and sign up, or while voting via the Internet click the box to give your consent.  If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials.

An election to receive proxy materials electronically will remain in effect for all future annual general meetings unless revoked. Shareholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the shareholder.

Q:    What proposals will be voted on at the Annual General Meeting?

A:	There are five proposals scheduled to be voted on at the Annual General Meeting:

•
To elect the three Class II directors identified in this proxy statement to the Board of Directors of the Company to hold office until the annual general meeting of shareholders to be held in 2018 or until their respective offices shall otherwise be vacated pursuant to our Bye-laws;

•	To elect certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries, as required by our bye-laws (the "Bye-laws");

•	To approve, by a non-binding advisory vote, the executive compensation payable to the Company's named executive officers as disclosed in this proxy statement;

•	To indicate, by a non-binding advisory vote, the frequency of future "Say on Pay" proposals on executive compensation; and

•
To appoint Ernst & Young Ltd., an independent registered public accounting firm, as our independent auditor to serve until the annual general meeting to be held in 2016, and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration.

Q:    What is the Board of Directors’ voting recommendation?

A:	The Company’s Board of Directors recommends that you vote your shares:

•	"FOR" the election of each of the nominees to the Board of Directors;

•	"FOR" the election of the Designated Company Directors; and

•	"FOR" the approval of the executive compensation payable to the Company's named executive officers as disclosed in this proxy statement;

•	"FOR" a frequency of "every 3 years" for future "Say on Pay" proposals on executive compensation; and

•
"FOR" the appointment of Ernst & Young Ltd., an independent registered public accounting firm, as the Company's independent auditor to serve until the annual general meeting to be held in 2016, and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor's remuneration.

Q:    Who is entitled to vote?

A:
All shares owned by you as of the Record Date, which is the close of business on March 9, 2015, may be voted by you, subject to certain restrictions on "controlled shares" described under the heading "Will I be entitled to vote all of my shares at the Annual General Meeting?" below. You may cast one vote per common share that you held on the Record Date. These shares include shares that are:

•	held directly in your name as the shareholder of record; and

•	held for you as the beneficial owner through a broker, bank or other nominee.
On the Record Date, Third Point Reinsurance Ltd. had approximately 105,170,735 common shares outstanding, including 1,280,065 restricted shares.
Q:    Will I be entitled to vote all of my shares at the Annual General Meeting?

A:
If your shares are treated as "controlled shares" (as determined pursuant to sections 957 and 958 of the Internal Revenue Code of 1986, as amended (the "Code")) of any United States person (that owns shares directly or indirectly through non-U.S. entities) and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares, the voting rights related to the controlled shares owned by such U.S. Person (as defined in our Bye-laws) will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our Bye-laws. The formula is applied repeatedly until the voting power of all 9.5% Shareholders (as defined in our Bye-laws) has been reduced to less than 9.5%. In addition, our Board of Directors may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% Shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. "Controlled shares" include, among other things, all shares that a U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among our other shareholders whose shares were not "controlled shares" of the 9.5% Shareholder so long as such reallocation does not cause any person to become a 9.5% Shareholder. The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of shares with reason to believe that it is a 9.5% Shareholder, contact us promptly so that we may determine whether the voting power of such holder’s shares should be reduced. By submitting a proxy, a holder of shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% Shareholder. The Board of Directors of the Company is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of shares, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the Board of Directors may consider relevant to the determination of the number of shares attributable to any person. The Board of Directors may disregard the votes attached to shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The Board of Directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the shares of any shareholder to ensure that no person shall be a 9.5% Shareholder at any time.

Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of Third Point Reinsurance Ltd. or to vote in person at the Annual General Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual General Meeting?"
Beneficial Owner. If your shares are held in an account at a broker, bank or other nominee, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual General Meeting.
Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual General Meeting unless you obtain a "legal proxy" from the broker, bank, or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the Annual General Meeting. If you do not wish to vote in person or you will not be attending the Annual General Meeting, you may vote by proxy. You may vote by proxy by completing, signing and returning the proxy card or over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual General Meeting?"

Q:    How can I vote my shares in person at the Annual General Meeting?

A:
Shareholder of Record. Shares held directly in your name as the shareholder of record may be voted in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring proof of identification. Even if you plan to attend the Annual General Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual General Meeting.

Beneficial Owner. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares.

Q:    What must I do if I want to attend the Annual General Meeting in person?

A:
Attendance at the Annual General Meeting is limited to individuals who were shareholders as of the Record Date and admission will be on a first-come, first-served basis. Registration and seating will begin at 1:45 p.m., Atlantic Standard Time, on the date of the Annual General Meeting. Each shareholder will be asked to present proof of identification, such as a driver’s license or passport, prior to admission to the Annual General Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual General Meeting.

Q:    How can I vote my shares without attending the Annual General Meeting?

A:
Whether you hold your shares directly as the shareholder of record or beneficially own your shares in street name, you may direct your vote without attending the Annual General Meeting by voting in one of the following manners:

•
Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;

•	Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or

•	Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day, and will close at 5:00 p.m., Atlantic Standard Time, on May 4, 2015.

Q:    What is the quorum requirement for the Annual General Meeting?

A:
A quorum is necessary to hold a valid Annual General Meeting.     At the Annual General Meeting two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided, however that no shareholder may participate in any general meeting during which that shareholder (or, if any shareholder is an entity, its representative) is physically present in the United States. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Q:    What happens if I do not give specific voting instructions?

A:
Shareholder of Record. If you are a shareholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement. With respect to any other matters properly presented for a vote at the Annual General Meeting, the proxy holders will vote your shares in accordance with their best judgment.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:    Which proposals are considered "routine" or "non-routine"?

A:
The appointment of Ernst & Young Ltd., an independent registered public accounting firm, as our independent auditor to serve until the annual general meeting to be held in 2016, and the authorization of the Board of Directors, acting by the Audit Committee, to determine the independent auditor's remuneration (Proposal No.

5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 5. The election of Directors and Designated Company Directors, the advisory votes on NEO compensation "Say on Pay" and "Say on Frequency" (Proposal Nos. 1, 2, 3 and 4) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2, 3 and 4.

Q:    What is the voting requirement to approve each of the proposals?

A:
Three Class II directors have been nominated for election at the Annual General Meeting to hold office until the 2018 Annual General Meeting or until their respective offices shall otherwise be vacated pursuant to our Bye-laws (Proposal No. 1). Each director will be elected by a plurality of the votes cast in the election of directors at the Annual General Meeting, either in person or represented by properly authorized proxy. This means that the three nominees who receive the largest number of "FOR" votes cast will be elected as directors. Shareholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.

By voting on Proposal No. 4, shareholders may indicate whether the advisory “Say on Pay” vote set forth in Proposal No. 3 should occur every year, every two years or every three years or they may abstain from voting. The frequency option (one year, two years or three years) that receives the largest number of votes cast on Proposal No. 4 at the Annual General Meeting, either in person or represented by properly authorized proxy, will be considered the frequency for the advisory vote on executive compensation that has been selected by shareholders. Abstentions will have the same effect as not expressing a preference.

The affirmative vote of a majority of the voting power of the shares represented at the Annual General Meeting will be required for approval of each of the other proposals.

In accordance with Bermuda law, only votes cast "for" a matter or, in the case of Proposal No. 4, for one of the options described therein, constitute affirmative votes. A properly executed proxy marked "abstain" with respect to Proposal Nos. 2, 3, 4 and 5, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" Proposal Nos. 2, 3 and 5, they will have the same effect as negative votes or votes against that matter. Broker non-votes will have no effect on these proposals.

Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    Who will count the vote?

A:	A representative of Computershare will tabulate the votes and act as the inspector of election.

Q:    Can I revoke my proxy or change my vote?

A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual General Meeting by:

•	providing written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or

•	attending the Annual General Meeting and voting in person.

Please note that your attendance at the Annual General Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual General Meeting only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares.

Q:    Who will bear the cost of soliciting votes for the Annual General Meeting?

A:
Third Point Reinsurance Ltd. will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of Third Point Reinsurance Ltd.’s common shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:    Is my vote confidential?

A:
Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Computershare, the Company’s independent transfer agent and registrar, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual General Meeting.

Q:    How can I obtain a copy of Third Point Reinsurance Ltd.’s Annual Report on Form 10-K?

A:
Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, are available to shareholders free of charge on Third Point Reinsurance Ltd.’s website at http://www.thirdpointre.bm or by writing to Third Point Reinsurance Ltd., Investor Relations, The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda or via email at investorrelations@thirdpointre.bm. The Company’s 2014 Annual Report to Shareholders, which includes such Form 10-K, accompanies this proxy statement.

Q:    Where can I find the voting results of the Annual General Meeting?

A:
Third Point Reinsurance Ltd. will announce preliminary voting results at the Annual General Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual General Meeting.

The Waterfront, Chesney House
96 Pitts Bay Road
Pembroke HM 08, Bermuda
PROXY STATEMENT
The Board of Directors (the "Board of Directors" or "Board") of Third Point Reinsurance Ltd. (the "Company", "we", "us" or "our") is soliciting your proxy to vote at the 2015 Annual General Meeting of Shareholders to be held on May 5, 2015, at 2:00 p.m., Atlantic Standard Time, and any adjournment or postponement of that meeting. The Annual General Meeting will be held at the Tuckers Point Golf Club, Rosewood Tuckers Point, 60 Tucker’s Point Drive, Hamilton Parish HS 02, Bermuda. This proxy statement and the accompanying proxy card, Notice of 2015 Annual General Meeting of Shareholders, and the 2014 Annual Report to Shareholders (the "Annual Report") were first mailed on or about March 16, 2015, to shareholders of record as of March 9, 2015 (the "Record Date").
EXPLANATORY NOTES
Unless the context otherwise indicates or requires, as used in this proxy statement references to "we," "our," "us," and the "Company," refer to Third Point Reinsurance Ltd. and its directly and indirectly owned subsidiaries, including Third Point Reinsurance Company Ltd. ("Third Point Re") and Third Point Reinsurance (USA) Ltd. ("TP USA"), as a combined entity, except where otherwise stated or where it is clear that the terms mean only Third Point Reinsurance Ltd. exclusive of its subsidiaries.
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

The Company’s business and affairs are managed under the direction of the Board of Directors, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to the Company’s shareholders. The Board of Directors’ mission is to maximize long-term shareholder value. The Board of Directors establishes the Company’s overall corporate policies, evaluates the Company’s Chief Executive Officer and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company’s business strategy and planning, as well as the performance of management in executing the Company’s business strategy, assessing and managing risks and managing the Company’s day-to-day operations.

Executive Officers

Our executive officers are appointed by and serve at the discretion of the Board of Directors. The biographical information for our executive officers is provided below. The ages of our executive officers are as of February 27, 2015.
John R. Berger, 62    Mr. Berger is our Chairman and Chief Executive Officer and has served in these positions since December 22, 2011. With effect from March 1, 2015, Mr. Berger serves as the Chief Executive Officer of our subsidiary, Third Point Reinsurance (USA) Ltd. Until February 28, 2015, Mr. Berger also served as our Chief Underwriting Officer. Mr. Berger is an insurance industry veteran with over thirty years of experience, the majority of which was spent as the principal executive officer of three successful reinsurance companies. Mr. Berger served as Chief Executive Officer, Reinsurance and Vice Chairman of the Board of Alterra Capital Holdings Limited (previously known as Max Capital Group Ltd.) from May 2010 until August 2011. He also served as Chairman of Alterra Reinsurance Limited (previously known as Harbor Point Re Limited), Chief Executive Officer of Alterra Capital Services Inc. (previously known as Harbor Point Services, Inc.), and as a Director of Alterra Agency Limited (Harbor Point Agency Limited), New Point III Limited and New Point Re III Limited. He was the President and Chief Executive Officer of

Harbor Point Ltd. from December 2005 until May 2010. From August 1998 to December 2005, he was the Chief Executive Officer and President of Chubb Re, Inc. From November 1983 to August 1998, he held various positions at F&G Re, including Chief Executive Officer and President. Following the acquisition of USF&G by The St. Paul Companies, from April 1998 until August 1998 he served as President of the North American Treaty operation of St. Paul Re and President of F&G Re. Prior to 1983, Mr. Berger was an Underwriter at General Re and Prudential Reinsurance. Mr. Berger is a Member of the Board of Directors of the Reinsurance Association of America. He earned an undergraduate degree in Economics from Princeton University and an MBA from Rutgers University.
J. Robert Bredahl, 52    Mr. Bredahl is our President and Chief Operating Officer and has served in this position since November 10, 2014 prior to which Mr. Bredahl served as the Chief Financial Officer and Chief Operating Officer of the Company from January 26, 2012. Beginning on March 1, 2015, Mr. Bredahl has also served as the President and Chief Underwriting Officer of Third Point Reinsurance Company Ltd. Prior to joining the Company, Mr. Bredahl was the Chief Executive Officer of Aon Benfield Securities, Aon's Investment Banking Group, and the President of the Americas division of Aon Benfield, the premier reinsurance intermediary and capital advisor, from November 2008 to January 2012. Prior to Aon's acquisition of Benfield in November 2008, Mr.Bredahl held various senior level positions at Benfield and at the time of acquisition was Chief Executive Officer of Benfield U.S. Inc. and of Benfield Advisory. Prior to joining Benfield in March 2002, he served as Chief Executive Officer of Inreon PLC and Managing Director and Head of U.S. Derivative Sales for Barclays Capital. Mr.Bredahl earned a Bachelor of Arts degree in Economics from Middlebury College. While at Aon Benfield Securities he held several securities licenses, including the Series 24, Series 7, and Series 63.
Christopher S. Coleman, 41     Mr. Coleman is our Chief Financial Officer and has served in this position since November 10, 2014, prior to which Mr. Coleman was the Chief Accounting Officer of the Company, in which position he served from April 1, 2013. Prior to joining the Company Mr. Coleman was the Chief Financial Officer of Alterra Bermuda Limited, the principal operating subsidiary of Alterra Capital Holdings Limited ("Alterra"). Prior to Max Capital Group Ltd.'s acquisition of Harbor Point Limited to form Alterra in May 2010, Mr. Coleman was the Senior Vice President, Chief Accounting Officer of Harbor Point Limited. Mr. Coleman joined Harbor Point Limited in March 2006. From 2002 to 2006, Mr. Coleman worked for PricewaterhouseCoopers in Bermuda as a Senior Manager within the audit and advisory practice specializing in clients in the insurance and reinsurance industry. Mr. Coleman started his career with Arthur Andersen in 1995 working in the Hartford office before relocating to the Bermuda office in 2001. Mr. Coleman graduated from Central Connecticut State University in 1995 with a Bachelor of Science degree in Accounting. Mr. Coleman is a Certified Public Accountant and a Chartered Accountant and is a member of the American Institute of Certified Public Accountants and the Institute of Chartered Accounts of Bermuda.
Manoj K. Gupta, 39    Mr. Gupta is our Senior Vice President, Underwriting of Third Point Reinsurance Company Ltd. and has served in this position since April 16, 2012. Mr. Gupta has also served as Lead Portfolio Manager of Third Point Reinsurance Investment Management Ltd. since June 15, 2012, and as Head of Investor Relations and Business Development since February 26, 2015. Prior to joining the Company Mr.Gupta was the lead portfolio manager for catastrophe reinsurance at Goldman Sachs Asset Management ("GSAM"), one of the world's largest asset management firms and a subsidiary of Goldman Sachs Group. During his tenure at GSAM from October 2006 until April 2012, Mr.Gupta launched three standalone catastrophe risk funds and also placed reinsurance risk within the firm's multi-strategy hedge funds. Prior to joining GSAM, Mr.Gupta was a leader of reinsurance broker Benfield's alternative capacity and credit risk solutions efforts. Prior to joining Benfield in April 2003, Mr.Gupta was head of business development and strategic planning at Inreon, a reinsurance trading platform co-sponsored by Swiss Re and Munich Re, and a management consultant for McKinsey & Company. Mr. Gupta graduated from University of Waterloo with a Bachelor of Applied Science in Electrical Engineering.
Daniel V. Malloy, 55    Mr. Malloy is our Executive Vice President, Underwriting, and has served in that position since January 23, 2012. Prior to joining the Company, Mr. Malloy worked at Aon Benfield from 2003 where he co-led the Specialty Lines practice groups, which were responsible for providing clients and brokers with primary and reinsurance market updates, peer analytics, new product ideas, growth initiatives and placement assistance. Specialty Lines includes the casualty, professional liability, surety, workers' compensation, property risk, environmental, structured reinsurance and MGA practices. Mr. Malloy has almost 32 years of reinsurance experience including 10 years of structured reinsurance underwriting. Before joining Aon Benfield, he was President and a board member of Stockton Reinsurance Ltd. in Bermuda from 1998 to 2003. His experience with structured reinsurance began when he served as President of Centre Re Bermuda where he was employed from 1993 to 1998. Mr. Malloy began his reinsurance career in 1981 working as a reinsurance broker for Sedgwick Re for twelve years. Mr. Malloy holds a Bachelor of Arts degree in biology from Dartmouth College.
Tonya L. Marshall, 43    Ms. Marshall is our Executive Vice President, General Counsel and Secretary, and has served in that position since February 13, 2012. She is responsible for the group legal function and acts as our corporate secretary. Prior to joining the Company, Ms. Marshall was the General Counsel and Board Secretary for The Bank of N.T. Butterfield & Son Limited, an international banking, asset and wealth management group headquartered in Bermuda, where she was responsible for the group’s legal function and acted as corporate secretary to the group’s holding company from November 2008 to January 2012. Prior to joining Butterfield in 2008, Ms. Marshall was employed by the international law firm of Conyers Dill & Pearman Limited ("Conyers") from September 1998 to August 2008, where her practice included all aspects of corporate and commercial law with a particular focus on public company and insurance/reinsurance company matters. In the course of her employment with Conyers, Ms. Marshall also served as a director or alternative director to various Bermuda companies for which Conyers provided legal advice, corporate secretarial and registered office services. Ms. Marshall holds a B.Comm from Dalhousie University, an LL.B. from the University of Buckingham and a Diploma in Legal Practice from the Oxford Institute of Legal Practice.
Michael McKnight, 54     Mr. McKnight was our Chief Actuary and Chief Risk Officer and served in these positions from February 1, 2012 until November 5, 2014. He was the Chief Actuary of Reinsurance for Alterra Capital Holdings Limited (previously known as "Max Capital Group Ltd.") from August 2004 until September 2010. In that position, he reviewed and approved new and renewal reinsurance transactions, analyzed all bound reinsurance contracts and projected ultimate loss and reserve values, and maintained and updated the company’s Return on Equity (ROE) models. Prior to Alterra, Mr. McKnight was Managing Director & Chief Underwriting Officer of Gerling Global International Reinsurance Co. Ltd. (Barbados). In addition to his underwriting duties, he completed loss and expense actuarial reserve studies on all bound business, and set reserves at required levels. From July 1994 until August 2001, Mr. McKnight was a Consulting Actuary and Profit Center Manager for the actuarial firm of Milliman, USA. He worked on a wide variety of actuarial projects, including pricing, reserving, mergers and acquisitions and Dynamic Financial Analysis. He worked in the Atlanta and London offices, before taking over the Bermuda practice in February 1998. Mr. McKnight began his actuarial career in 1985 at Atlanta International Insurance Company (an Alexander & Alexander company - now Aon). He also worked at two personal lines companies (Integon & Direct Response Group) where he was responsible for pricing and reserving for a variety of books, including auto, homeowners and warranty. Mr. McKnight has a Bachelor of Science in Applied Mathematics from Valdosta State University. He is an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. He is the former president of the Casualty Actuaries of Bermuda. Mr. McKnight retired on November 5, 2014.
Jonathan Norton, 56    Mr. Norton serves as the Chief Reserving Actuary of Third Point Reinsurance Ltd. and as Chief Actuary of Third Point Reinsurance (USA) Ltd. Prior to joining us in December 2014, Mr. Norton served as Chief Actuary of Alterra Reinsurance USA Inc. from its inception in May 2010 until completion of the Markel acquisition in May 2013. Mr. Norton was previously Chief Actuary of Harbor Point Services, Inc. from its inception in December 2005 until its merger with Max Capital in May 2010. Mr. Norton was the Chief Actuary of Chubb Re, Inc. from June 1999 through the creation of Harbor Point Services, Inc. in December 2005. Prior to Chubb Re, Mr. Norton worked for the actuarial and analytical unit within Guy Carpenter from 1988 to 1999 where he was a Managing Director and held the position of Chief Actuary. Mr. Norton also has prior experience within the consulting arms of PricewaterhouseCoopers and Ernst & Young (1981 - 1988). Mr. Norton holds a Bachelor's Degree in Civil Engineering from Duke University and a MBA from Emory University.
Anthony Urban, 54    In 2014, Mr. Urban served as our Executive Vice President, Underwriting, which position he held from inception of the Company until February 28, 2015. On March 1, 2015, Mr. Urban joined Third Point Reinsurance (USA) Ltd. as Chief Underwriting Officer. He is the former President and Chief Executive Officer of JRG Reinsurance Company, Ltd. ("JRG Re"), a Bermuda based reinsurance company which he helped establish in January 2008 with an initial capitalization of $250 million. Prior to JRG Re, from December 2002 to July 2007, Mr. Urban was the Chief Underwriting Officer and Head of Reinsurance Operations of Endurance Reinsurance Corporation of America. Prior to Endurance, from November 2000 to November 2002, Mr. Urban served as the

Executive Vice President and Chief Underwriting Officer of AXA Corporate Solutions Reinsurance Company ("AXA"), where he managed a reinsurance portfolio of approximately $500 million in premium and a program book of business of approximately $300 million in premium. Prior to AXA, from June 1986 to October 2000, Mr. Urban was employed as a Senior Vice President and Chief Production Officer at Constitution Reinsurance Corporation. Mr. Urban started his career as a Pricing Analyst at North American Reinsurance (Swiss Re) in September 1983. Mr. Urban has a Bachelor of Arts degree from Dartmouth College.
Thomas C. Wafer, 59     Mr. Wafer is the President and a Director of Third Point Reinsurance (USA) Ltd. and has served in this position since December 1, 2014. Prior to joining Third Point Re, Mr. Wafer served as Chairman of Global Reinsurance for Alterra from March 2012 until the close of the Markel transaction in May 2013. Mr. Wafer was previously the Chief Executive Officer of Reinsurance and President for Alterra Reinsurance USA Inc. from July 2011 until March 2012. Mr. Wafer was President of Harbor Point Re U.S. and Harbor Point Services, Inc. since November 2009. From December 2005 until November 2009 he was Managing Director of International Underwriting for Harbor Point Re Limited and New Point Re in Bermuda. From September 1998 until December 2005 he was Managing Director of International Underwriting and Marketing at Chubb Re, Inc. From July 1980 until September 1998 Mr. Wafer held various positions for Willcox, Inc. and Guy Carpenter, most recently as Managing Director and head of the International Division of Guy Carpenter New York. From 1979 to 1980 he was an underwriter in the Commercial Property Division, Chubb Group of Insurance Companies. Mr. Wafer attended Manhattanville College where he earned a BA in Economics. He also holds an MBA in Marketing from Fordham University.

Board Structure

The size of the Board of Directors may be fixed from time to time by our Board as provided in our Bye-laws. Our Board of Directors has set the size of our Board at ten directors. Our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Three directors will be elected at this year’s Annual General Meeting. Each Class II director elected at the Annual General Meeting will serve until the annual general meeting of shareholders held in 2018 or until such director’s successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

Director Designations

Third Point Reinsurance Ltd. was incorporated on October 6, 2011. On December 22, 2011, KIA TP Holdings, L.P. and KEP TP Holdings, L.P., which are affiliates of Kelso & Company (collectively, "Kelso") and Pine Brook LVR, L.P., an affiliate of Pine Brook Road Partners, LLC (collectively, "Pine Brook", and Pine Brook and together with Kelso, the "Lead Investors" and each individually, a "Lead Investor"), Dowling Capital Partners I, L.P., an affiliate of Dowling Capital Management, LLC (collectively, "Dowling"), P RE Opportunities Ltd. ("PROL"), Third Point LLC, Daniel S. Loeb and affiliates associated with Mr. Loeb and our Chief Executive Officer, John R. Berger (collectively, the "Founders"), together with certain members of management, committed $533.0 million to capitalize Third Point Reinsurance Ltd.
Pursuant to the Company’s Bye-laws, so long as a Lead Investor holds shares representing at least 25% of the total number of shares held by such Lead Investor as of December 22, 2011, such Lead Investor shall have the right to appoint one Class III director to the Board of Directors at each annual general meeting at which the term of such Lead Investor’s appointee expires. The Company’s Bye-laws also require Kelso, Daniel S. Loeb and Pine Brook to consent to a variety of significant corporate actions before they are taken and guarantee each of the Lead Investors (or their designees) certain rights related to inclusion on Committees of the Board of Directors. In addition, Daniel S. Loeb, Kelso, Pine Brook and PROL each has the right to appoint one of its representatives to attend Board of Directors’ meetings in an observer capacity.
Pursuant to the Company’s Bye-laws, Kelso has appointed Christopher L. Collins and Pine Brook has appointed William L. Spiegel to our Board of Directors. Neither of these Directors is up for reelection at our Annual General Meeting.

Continuing Directors

The biographical information for the Directors whose terms will continue after the Annual General Meeting and will expire at the Annual General Meeting to be held in 2016 (Class III) or the Annual General Meeting to be held in 2017 (Class I) is listed below. The ages of the continuing directors are as of February 27, 2015.
Christopher L. Collins, 41 (Class III). Mr. Collins has served as a Director of Third Point Reinsurance Ltd. since December 2011. Mr. Collins joined Kelso & Company in 2001 and has been a Managing Director since 2009. He spent the preceding two years at the Stanford Graduate School of Business earning his M.B.A. degree in 2001. He spent the previous three years as an Analyst at Stonington Partners. He received a B.A. in English with honors from Duke University in 1996. Mr. Collins is currently a director of Augusta Sportswear, Inc., Cronos Ltd., Harbor Community Bank, Main Line Management LLC (an affiliate of Buckeye Partners, L.P.), Renfro Corporation, and Wilton Re Holdings Limited.
The Board of Directors has concluded that Mr. Collins should continue to serve as a Director because through his experience as a private equity investor in our Company and many other companies he brings a unique perspective and valuable management experience to our Board. Mr. Collins is a Director designated by Kelso, one of our Founders, pursuant to the terms of the provisions of our Bye-laws described under "Director Designations."
Rafe de la Gueronniere, 62 (Class III). Mr. de la Gueronniere has served as a Director of the Company since November 2013. He is Vice Chairman and Co-Founder of New Providence Asset Management, a company he co-founded in 2003. Prior to co-founding New Providence Asset Management, Mr. de la Gueronniere was a Principal at the Mariner Investment Group, Chairman of the Discount Corporation of New York, and a Member of the Management Committee and Board at Paine Webber, Inc. Mr. de la Gueronniere began his career at J.P. Morgan & Co. where he was a Senior Vice President responsible for the fixed income and precious metals businesses. Currently, Mr. de la Gueronniere is a member of the Investment Committee of the John D. and Catherine T. MacArthur Foundation. He formerly served as a Trustee and Investment Committee Chair for both the Taft School and the Far Hills Country Day School and was a longstanding member of the U.S. Treasury Debt Management Advisory Committee. Mr. de la Gueronniere has a B.A. from Brown University and more than 35 years of experience in fixed income, equity investing, foreign exchange, and the precious metals business.

The Board of Directors has concluded that Mr. de la Gueronniere should continue to serve as a Director because through his experience in the investment and banking industries gained over a career spanning more than 30 years he brings to our Board his expertise and extensive knowledge in fixed income, equity investing and foreign exchange trading.
Steven E. Fass, 69 (Class I). Mr. Fass has served as a Director of the Company since February 2012, and on February 26, 2015 Mr. Fass was appointed as the Lead Independent Director of the Board of Directors of the Company. Mr. Fass’s insurance career has spanned nearly 39 years. Mr. Fass currently serves as a director of VIBE Syndicate Management (formerly RITC Syndicate Management), a London based runoff specialist, and its affiliate Inceptum Insurance Company. He retired in 2008 as the President and Chief Executive Officer of the White Mountains Insurance Group Ltd. From 1984 to 2006 he was the President and Chief Executive Officer of White Mountains Re, and its predecessor companies Folksamerica Holding Company and Folksamerica Reinsurance Company. He joined Folksamerica in 1980 as its Vice President, Treasurer and Chief Financial Officer. Prior to joining Folksamerica he held various positions at American Re and Skandia America Re. Mr. Fass has held numerous directorships including Chairman of White Mountains Re, Chairman of Fund American Reinsurance Company Ltd., Chairman of Sirius International Insurance Company Ltd. and Chairman of Esurance Insurance Company. He was a director of both White Mountains (2000-2008) and One Beacon Insurance Group, both public companies.
The Board of Directors has concluded that Mr. Fass should continue to serve as a Director of our Company because, through his significant experience in the roles of President, Chief Financial Officer and Chief Executive Officer of leading reinsurance companies, he brings to our Board extensive leadership, financial expertise, management and business development skills.

Mary R. Hennessy, 62 (Class I). Ms. Hennessy has served as a Director of the Company since February 2012. She is currently an independent consultant to the property and casualty insurance and reinsurance industry, which was her occupation from 2002 to 2008. From 2008 to 2010, she served as Chief Executive Officer of GMAC Insurance - Personal Lines. From 2000 to 2002, Ms. Hennessy served as the Chief Executive Officer, President and a member of the board of directors of Overseas Partners, Ltd. From 1997 to 1999, she served as President, Chief Operating Officer, and as a member of TIG Holdings, Inc.’s board of directors after serving as the Executive Vice President and Chief Underwriting Officer from 1996 to 1997. From 1988 to 1996, Ms. Hennessy held various positions with American Re Corporation. Ms. Hennessy previously served as a director of Global Indemnity plc. She currently serves on the board of directors of GeoVera Insurance Holdings, Ltd. and serves as the Chair of its audit committee. She has previously served on the board of directors and audit committees of Bristol West Holdings, Inc. and Syncora Holdings Ltd. (formerly Security Capital Assurance Ltd.), and represented Overseas Partners, Ltd. on the board of Annuity & Life Re Holdings, Ltd., all of which were listed on the New York Stock Exchange at the time. Ms. Hennessy received a B.A. in Mathematics from the College of St. Elizabeth. She is a fellow of the Casualty Actuarial Society.
The Board of Directors has concluded that Ms. Hennessy should continue to serve as a Director because through her experience she brings to our Board strong technical insurance expertise due to her actuarial background and her experience gained through the positions she has held in the industry. Ms. Hennessy has also had hands - on senior management experience in both primary and reinsurance company operations. This background, together with her many years of consulting experience in the industry, is valuable to our Company and our Board of Directors.
Neil McConachie, 42 (Class I). Mr. McConachie has served as a Director of the Company since November 2013. He previously worked for the Lancashire Group ("Lancashire") from February 2006 to June 2012 and during that time held the roles of Chief Financial Officer, Chief Risk Officer, Chief Operating Officer and President. He also served as an executive member of the board of directors. Mr. McConachie was previously Senior Vice President, Treasurer and Chief Accounting Officer of Montpelier Re Holdings Ltd. ("Montpelier"). He has had extensive involvement in debt and equity capital markets transactions, including the initial public offerings of Lancashire and Montpelier. Prior to joining Montpelier, Mr. McConachie worked for PricewaterhouseCoopers in London and Bermuda and at Stockton Holdings Limited. Mr. McConachie has a B.A. in Accounting and Finance from Heriot-Watt University and an M.B.A from Edinburgh Business School.
The Board of Directors has concluded that Mr. McConachie should continue to serve as a Director because through his experience as Chief Financial Officer, Chief Risk Officer, Chief Operating Officer and President, and as a former Treasurer and Chief Accounting Officer for other reinsurance companies, he brings to our Board valuable and current knowledge, experience and perspective in accounting, financial, risk and managerial aspects of our business.
William L. Spiegel, 52 (Class III). Mr. Spiegel has served as a Director of the Company since December 2011. He is a founding partner and a Managing Director of Pine Brook and is responsible for managing its financial services investing activities. He is also a member of its Investment Committee. Mr. Spiegel currently represents Pine Brook as a director of Aurigen Capital Limited, Essent Group Ltd., Global Atlantic Financial Group, Green Bancorp, Inc. and Syndicate Holding Corp. Mr. Spiegel has 24 years of private equity investment experience. Prior to joining Pine Brook, he was with The Cypress Group from its inception in 1994 until 2006 managing its financial services and healthcare investing activities. Prior to joining The Cypress Group, Mr. Spiegel worked in the Merchant Banking Group at Lehman Brothers. He has served on the board of directors of numerous companies, including six publicly traded corporations. Mr. Spiegel holds a B.Sc. in Economics from The London School of Economics and Political Science, an M.A. in Economics from the University of Western Ontario and an M.B.A. from The University of Chicago.
The Board of Directors has concluded that Mr. Spiegel should continue to serve as a Director because through his significant private equity investment experience and role managing the financial services investing activities of Pine Brook along with his experience serving on the board of directors of numerous companies, including four publicly traded corporations, he brings to our Board extensive leadership and financial expertise, management and business development skills. Mr. Spiegel is a Director designated by Pine Brook, one of our Founders, pursuant to the terms of the provisions of our Bye-laws described under "Director Designations."

Gary D. Walters, 69 (Class I).    Mr. Walters has served as a Director of the Company since May 7, 2014. He has served as The Ford Family Director of Athletics Emeritus at Princeton University since June 2014, when he retired as the Princeton University Ford Family Director of Athletics, a position he held for 20 years. During his tenure at Princeton, in addition to overseeing Princeton’s sporting successes, including 214 Ivy League Championships and four NCAA Championships, he has also served a five-year term on the NCAA Division I Men’s Basketball Committee and, during the 2006 to 2007 academic year, as the committee Chair. Mr. Walters has also served as the Chairman of the Ivy Committee on Administration and is an ethics fellow for the Institute of International Sport. He was recently named to the advisory board for the Center for the Study of Sport in Society at Northeastern University. Prior to joining Princeton University, Mr. Walters worked for Kidder, Peabody & Co., from 1981 as an investment representative. He left as a Senior Vice President and Partner in 1990 to become Senior Partner of Woolf Associates Sports Management in Boston, and subsequently became Managing Director of Seaward Management, an investment advisory firm, in 1992. While at Kidder, Peabody & Co. he served for three years, during one of which he was the Chairman, on the New England NASD District Business Conduct Committee. Mr. Walters graduated from Princeton in 1967 with an A.B. degree in Psychology.
The Board of Directors has concluded that Mr. Walters should continue to serve as a Director because through his tenure and managerial experience at Princeton, and his investment and advisory background, he brings to our Board proven leadership experience, investment knowledge and managerial skills.
Information Regarding the Nominees for Election to the Board of Directors
Qualifications
In considering candidates for the Board of Directors, the Governance and Nominating Committee takes into consideration the Company’s Corporate Governance Guidelines and all other factors deemed appropriate by the Governance and Nominating Committee. The Governance and Nominating Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Individuals are considered for nomination to the Board based on their business and professional experience, judgment, diversity, age, skills and background. Directors are expected to make a significant time commitment to the Company.
Set forth below is biographical information concerning each nominee who is standing for election at the Annual General Meeting. Following the biographical information for each nominee is a description of such nominee’s specific experience, qualifications, attributes and skills that the Governance and Nominating Committee and the Board of Directors considered in determining whether to recommend the nominee for election to the Board of Directors. In addition to the information presented below, the Company believes that a board comprised of its nominees constitutes a board with a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds. The ages of the nominees are as of February 27, 2015.
John R. Berger, 62 (Class II). Mr. Berger is our Chairman and Chief Executive Officer and has served in this position since December 22, 2011. From December 22, 2011 until February 28, 2015, Mr. Berger also served as our Chief Underwriting Officer. Mr. Berger stepped down as our Chief Underwriting Officer on February 28, 2015. The detailed biographical information for Mr. Berger can be found under the heading "Executive Officers" herein.
The Board of Directors has concluded that Mr. Berger should continue to serve as a Director because through his experience in the property and casualty insurance industry gained over thirty years, the majority of which was spent as the principal executive officer of three successful reinsurance companies, he brings to our Board extensive leadership, underwriting, management and business development skills which make him uniquely suited to serve as a Director and the Chairman of the Board of Directors.
Joshua L. Targoff, 45 (Class II). Mr. Targoff has served as a Director of the Company since December 2011. He is a Partner and the Chief Operating Officer and General Counsel of Third Point LLC. From 1996 to 2003 he was an associate in the law firm of Debevoise & Plimpton LLP. From 2003 to 2008, Mr.Targoff served in the legal department of Jefferies & Company, Inc., most recently as General Counsel of Investment Banking. In May of 2008 Mr. Targoff

joined Third Point LLC, as General Counsel, and became Chief Operating Officer in 2009. Mr. Targoff serves as a director of Third Point Offshore Investors Limited, Third Point Offshore Fund, Ltd. and Third Point Ultra Ltd. Mr. Targoff received an A.B. from Brown University in 1991 and a J.D. from Yale Law School in 1996.
The Board of Directors has concluded that Mr. Targoff should continue to serve as a Director because through his legal qualifications and experience as the General Counsel of Investment Banking for Jefferies & Company, Inc., and as a Partner and the General Counsel and Chief Operating Officer of Third Point LLC, he brings to our Board experience in investment management, legal and regulatory matters, corporate governance, risk management and business development.
Mark Parkin, 64 (Class II). Mr. Parkin has served as a Director of the Company since November 2013. He was employed by Deloitte & Touche LLP (and its predecessor Touche Ross & Co.) for 37 years. For 26 years of his tenure, Mr. Parkin was a Partner of the firm serving audit clients who were primarily operating in the insurance industry. Mr. Parkin served as the Managing Partner of Deloitte & Touche LLP's Insurance Audit and Enterprise Risk Services practice from 2009 to 2012, and as its Insurance Industry Professional Practice Director from 2006 to 2008. Mr. Parkin was the Chairman of the AICPA Property and Liability Insurance Entities Audit and Accounting Guide Overhaul Task Force and a member of the AICPA’s Insurance Expert Panel, Deposit Accounting Task Force and Reinsurance Accounting and Auditing Task Force. He is a CPA and a graduate of the University of Illinois (B.A. - English; MAS - Accountancy).
The Board of Directors has concluded that Mr. Parkin should continue to serve as a Director because through his extensive experience as a senior partner of a top audit firm serving the insurance industry and later as the Chairman of the AICPA Property and Liability Insurance Entities Audit and Accounting Guide Overhaul Task Force and as a member of the AICPA’s Insurance Expert Panel, Deposit Accounting Task Force and Reinsurance Accounting and Auditing Task Force, he brings to our Board experience in accounting, finance and management which make him well suited to continue to serve as a Director and as the Chairman of our Audit Committee.
Director Independence

Under the NYSE listing standards, in order to consider a Director independent, the Board of Directors must affirmatively determine that he or she has no material relationship with Third Point Reinsurance Ltd. The standards specify the criteria for determining whether Directors are independent and contain guidelines for Directors and their immediate family members with respect to employment or affiliation with Third Point Reinsurance Ltd. or the independent registered public accounting firm serving as its independent auditor.

The Board of Directors undertook its annual review of director independence in February 2015. As a result of this review, the Board affirmatively determined that Rafe de la Gueronniere, Steven E. Fass, Mary R. Hennessy, Neil McConachie, Mark Parkin and Gary D. Walters are "independent" as defined in the federal securities laws and applicable NYSE rules. The standards for determining Director independence are specified in Schedule A to our Corporate Governance Guidelines available on the Company's website at http://www.thirdpointre.bm/corporate-governance/.

Although the listing requirements and rules of the NYSE require that independent Directors constitute a majority of a listed company’s board of directors within one year of closing of their initial public offering, under special phase-in rules applicable to newly public companies, the Company had twelve months from the date of its initial listing to comply with this requirement. In November 2013, with the addition of Messrs. de la Gueronniere, McConachie and Parkin to the Board of Directors, the Company achieved compliance with this requirement before the expiration of the phase-in period in August 2014. The Company’s Audit, Compensation and Governance and Nominating Committees are currently composed of independent Directors only. See pages 22 to 24 for further information.

Board of Directors Meetings and Attendance

The Board of Directors held five (5) board meetings and twenty-five (25) Committee meetings during 2014 and acted by written consent twice. All Directors attended at least 80% of the total of all the meetings of the Board of Directors and Committees on which they served during 2014.

Board Leadership Structure

The Board of Directors believes that its practice of having a combined Chairman/Chief Executive Officer, a majority of independent directors, a Lead Independent Director and Audit, Compensation and Governance and Nominating Committees composed exclusively of independent directors provides an effective and appropriate leadership structure for the Company.
The Company’s Corporate Governance Guidelines provide that a Chairman of the Board be elected by the Board from among its members to preside at all meetings of the Board, or otherwise as in accordance with the Bye-laws. The Board does not have a policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. At this time, the Board of Directors combines the role of Chairman of the Board of Directors and the Company’s Chief Executive Officer. The Board of Directors believes that combining the roles of Chairman and Chief Executive Officer fosters unified leadership and direction for the Board of Directors and executive management and allows for alignment and clear accountability in the development and execution of the Company’s strategic initiatives and business plans. Mr. Berger is the Director most familiar with the Company’s business and industry and, by serving in these dual capacities, he is best situated to effectively identify strategic priorities and lead discussions on key business issues that impact all of the Company’s stakeholders. The Board of Directors also considered Mr. Berger’s prior history and performance in serving in these dual capacities, and believes that Mr. Berger has provided effective leadership and guidance in the pursuit of the Company’s strategic objectives during his tenure as the Company’s Chairman and Chief Executive Officer.
Further enhancing the overall independent functioning of the Board of Directors is the fact that the Board of Directors consists of a majority of independent Directors and has appointed a Lead Independent Director. The independent Directors also review Mr. Berger’s performance in his dual capacities of Chairman and Chief Executive Officer. In addition, the Company’s governance structure is strengthened by virtue of each of its Governance and Nominating Committee, Compensation and Audit Committees, each exclusively consisting of independent directors as of the date of this proxy statement. These Committees provide additional independent oversight of management.
Through the Company’s overall governance structure, the Board of Directors believes it has effectively balanced the need for strategic leadership by the Company’s Chairman and Chief Executive Officer with the oversight and objectivity of the independent Directors and the Lead Independent Director, and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board of Directors has the discretion to modify its leadership structure in the future if it deems it in the best interests of the Company to do so.
Committees of the Board of Directors

Assuming election of all nominees above, the following is a list of persons who will constitute the Company’s Board of Directors following the meeting, including their expected Committee assignments.

Name	Audit	Compensation	Executive	Governance and Nominating	Investment and Finance	Underwriting	Risk and Compliance
John R. Berger*			Chair		✓	Chair
Christopher L. Collins			✓		✓		✓
Steven E. Fass	✓	Chair		✓	✓	✓	✓
Rafe de la Gueronniere		✓			✓
Mary H. Hennessy	✓	✓				✓	Chair
Neil McConachie	✓	✓		Chair			✓
Mark Parkin	Chair	✓		✓
William L. Spiegel			✓		Chair	✓	✓
Joshua L. Targoff			✓
Gary D. Walters		✓		✓
* Chairman of the Board

The Board of Directors has established an Audit Committee, Compensation Committee, Governance and Nominating Committee, Underwriting Committee, Risk and Compliance Committee, Investment and Finance Committee and Executive Committee. Under the applicable requirements of the NYSE since August 5, 2014, each of the Audit, Compensation and Governance and Nominating Committees has consisted exclusively of members who qualify as independent directors. A description of each Board Committee is set forth below. Except as noted below, the members of each Board Committee have continued to serve through the date of this proxy statement.
Audit Committee
We have a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Our Audit Committee has the responsibility for, among other things, assisting the Board of Directors in reviewing: our financial reporting and other internal control processes; our financial statements; the independent auditor’s qualifications, independence and performance; the performance of our internal audit function; and our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.
The Audit Committee held four meetings during 2014. In 2014, the members of the Committee were Mark Parkin (Chairman), Steven E. Fass, Mary H. Hennessy, Neil McConachie and Christopher L. Collins. On August 5, 2014, Mr. Collins resigned as a member of the Committee as part of the Company's transition to having a fully independent Audit Committee. Each of the members of the Audit Committee, other than Mr. Collins, qualifies as an "independent" director as defined under the NYSE rules and Rule 10A-3 of the Exchange Act.
Until August 2014, the Company relied on the exemption set forth in SEC rule 10A-3(b)(1)(iv)(A) that provides for a one-year transition period before the Audit Committee of a newly public company is required to be comprised solely of independent directors; however, the Company does not believe its reliance on this exemption materially adversely affected the ability of the Audit Committee to act independently. The rules of the SEC and the NYSE require the Company to have a fully independent Audit Committee within one year of the date of the effectiveness of the registration statement filed in connection with its initial public offering and the listing of its common shares, respectively. The Company was in compliance with Rule 10A-3 within the time periods specified in the initial public offering transition period set forth in Rule 10A-3.
All of the members of the Audit Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE rules. The Board also has determined that each of Messrs. Fass and Parkin qualify as an "Audit Committee financial expert" as defined by SEC rules. Please refer to the Continuing Directors section of this proxy statement for Mr. Fass’s relevant experience and Information Regarding the Nominees for Election to the Board of Directors section of this proxy statement for Mr. Parkin’s relevant experience.
Compensation Committee
Our Compensation Committee is responsible for reviewing and approving the compensation and benefits of our employees, directors and consultants, overseeing the administration of our employee benefits plans, authorizing and administering share option grants and other incentive arrangements and reviewing and approving employment and related agreements of our executive officers and directors.
The Compensation Committee also periodically reviews management development and succession plans, including establishing policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer.
The Compensation Committee held five meetings during 2014. In 2014, the members of the Committee were Christopher L. Collins (Chairman), Joshua L. Targoff, Rafe de la Gueronniere, Steven E. Fass, Mary H. Hennessy and Gary D. Walters until August 5, 2014 when, as part of the Company's transition to being a fully independent Compensation Committee, Messrs. Collins and Targoff resigned as members of the Committee following which Mr. Fass was appointed Chairman of the Committee and Messrs. Parkin and McConachie were appointed as members of the Committee. Each of the members of the Compensation Committee, other than Mr. Collins and Mr. Targoff, qualifies as an "independent" director as defined under the applicable rules and regulations of the SEC and the NYSE. The Company was in compliance with Sections 303A.05 within the time periods specified in the initial public offering transition period set forth in Section 303A.00.
Governance and Nominating Committee
Our Governance and Nominating Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates for election to our Board of Directors, reviewing the composition of the Board and its Committees, developing and recommending to the Board corporate governance guidelines that are applicable to us, and overseeing Board evaluations.
The Governance and Nominating Committee held four meetings during 2014. In 2014, the members of the Committee were Christopher L. Collins (Chairman), Steven E. Fass, Neil McConachie, Mark Parkin and Gary D. Walters until August 5, 2014 when Mr. Collins resigned as a member of the Governance and Nominating Committee and Mr. McConachie was appointed Chairman of the Committee. Each of the members of the Governance and Nominating Committee, other than Mr. Collins, qualifies as an "independent" director as defined under the applicable rules and regulations of the SEC and the NYSE. The Company was in compliance with Sections 303A.05 within the time periods specified in the initial public offering transition period set forth in Section 303A.00.
Underwriting Committee
Our Underwriting Committee is responsible for overseeing our underwriting processes and procedures and monitoring our underwriting performance. The Underwriting Committee held four meetings during 2014. In 2014, the members of the Committee were John R. Berger (Chairman), William L. Spiegel, Steven E. Fass and Mary H. Hennessy.
Investment and Finance Committee
Our Investment and Finance Committee is responsible for overseeing the management of the Company’s investment portfolio and reviewing the performance of the Company’s investment manager. The Committee also has oversight of the Company’s financial procedures and structure. The Investment and Finance Committee held four meetings during 2014. In 2014, the members of the Committee were William L. Spiegel (Chairman), Steven E. Fass, Christopher Collins, John R. Berger and Rafe de la Gueronniere.
Risk and Compliance Committee
Our Risk and Compliance Committee is responsible for overseeing our risk appetite and risk management framework. The Risk and Compliance Committee held four meetings during 2014. In 2014, the members of the Committee were Mary H. Hennessy (Chairman), William L. Spiegel, Christopher L. Collins, Steven E. Fass and Neil McConachie.

Executive Committee
Our Executive Committee is responsible for providing ongoing oversight of Company matters in the intervals between Board meetings and considering matters requiring approval at short notice in the intervals between Board meetings where it is not possible to convene a meeting of the full Board. The Executive Committee did not meet during 2014. In 2014, the members of the Committee were John R. Berger (Chairman), William L. Spiegel, Christopher L. Collins and Joshua L. Targoff.
Committee Charters

Copies of the charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee are available on our website at http://www.thirdpointre.bm/corporate-governance/governance-documents and may also be obtained upon request without charge by writing to the Corporate Secretary, Third Point Reinsurance Ltd., The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda.

Risk Management and Oversight

Our Board of Directors oversees our risk management process, including the company-wide approach to risk management, carried out by our management. Our full Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its Committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers.
The Audit Committee plays a key role in the Board of Directors’ exercise of its risk oversight function. The Audit Committee is primarily responsible for overseeing matters involving the Company’s financial and operational risks, and the guidelines, policies and processes for managing such risks, including internal controls. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management’s assessment of the Company’s internal control over financial reporting, reviewing the results of regulatory examinations, and receiving quarterly reports on legal and regulatory matters. Additionally, the Company’s independent auditor regularly discusses risks and related mitigation measures that may arise during their regular reviews of the Company’s financial statements with the Audit Committee. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with management, the Company’s internal auditor (which function is currently co-sourced with a third party contractor) and the Company’s independent auditor.
Our Governance and Nominating Committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors. Pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant Committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its Committees.
Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by our Board Committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board, Director independence, compensation of Directors, management succession and review, Board Committees and selection of new Directors.
We have a Code of Business Conduct and Ethics that applies to members of our Board of Directors and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions.
The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at http://www.thirdpointre.bm/corporate-governance/. We intend to disclose any amendments to these codes, or any waivers of their requirements, on our website.

Director Nominating Process and Diversity

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual general meetings of shareholders. The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Governance and Nominating Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate.
The Governance and Nominating Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Governance and Nominating Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for Director. However, Board candidates are selected based upon various criteria including business and professional experience, judgment, diversity, age, skills, background, time availability in light of other commitments, and such other relevant factors that the Governance and Nominating Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Governance and Nominating Committee and Board of Directors review these factors, including diversity, in considering candidates for Board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable Committee meetings, and the Company’s annual general meetings of shareholders.
Candidates Nominated by Shareholders
The Governance and Nominating Committee will also consider nominees recommended by shareholders. Pursuant to the Company’s Bye-laws, shareholders who wish to nominate a candidate for consideration by the Governance and Nominating Committee for election at the 2016 Annual General Meeting may do so by delivering written notice, no earlier than January 6, 2016 and no later than February 5, 2016, of such nominees’ names to Third Point Reinsurance Ltd., The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention: Secretary. Any shareholder of record or beneficial owner of the Company’s common shares on whose behalf a nomination is being proposed must (i) be a shareholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of shareholders entitled to notice of and to vote at the Annual General Meeting of shareholders and at the time of the Annual General Meeting of shareholders and (ii) comply with the applicable notice procedures set forth in the Company’s Bye-laws.
The Company’s Bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of our shareholders. The Bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to our Secretary a written notice of the shareholder’s intention to do so. To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual general meeting, except that if the annual general meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. The notice must include the following information:

•	the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•
a representation that the shareholder is a holder of record of our common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

•
if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

•
such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, or the matter had been proposed, or intended to be proposed, by the Board of Directors;

•	if applicable, the consent of each nominee to serve as a director if elected; and such other information that the Board of Directors may request in its discretion; and

•	such other information that the Board of Directors may request in its discretion.
For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to the Company’s Bye-laws.
No candidates for director nominations were submitted by any shareholder in connection with the 2015 Annual General Meeting.

Communications with the Board of Directors

Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company Secretary at Third Point Reinsurance Ltd., The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda.

The Audit Committee of the Board of Directors has established procedures, including through the use of a third party hotline, for employees, shareholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, or auditing matters.

Executive Sessions

The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management, and the Company complies with these requirements. The Company’s Corporate Governance Guidelines state that the Chairman of the Board (to the extent such director is an "independent director") or the lead director, as applicable, shall act as chair at such meetings. As our Chairman is also a member of our executive management team, the Chairman of our Audit Committee shall act as chair at such meetings. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, see "Communications with the Board Directors" above.

Outside Advisors

Our Board of Directors and each of its Committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management’s consent to retain outside advisors. In 2014, the Compensation Committee retained the McLagan & Ward Group to provide advice on executive compensation matters.

Attendance at Annual General Meeting

We do not have a formal policy regarding attendance by members of our Board of Directors at our annual general meetings. However, each Director is expected to attend all annual general meetings of shareholders. All of the members of our Board of Directors attended our annual general meeting in 2014.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Steven E. Fass (Chairman), Rafe de la Gueronniere, Mary H. Hennessy, Gary D. Walters, Mark Parkin and Neil McConachie. Until August 5, 2014, Christopher Collins and Joshua L. Targoff also served as members of our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. Certain members of our Compensation Committee prior to August 5, 2014 (and/or certain entities affiliated with certain members) were parties to the Founders' Agreement, the Joint Venture Investment Management Agreement for Third Point Re, Registration Rights Agreement, the Lead Investors, PROL and Dowling Warrants, the Closing Letter Agreement, the Trademark License Agreements and other agreements referred to under section entitled "Certain Relationships and Related Party Transactions".

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires Third Point Reinsurance Ltd.’s Directors, executive officers and persons who own more than 10% of the issued and outstanding shares of the Company’s common shares to file reports of initial ownership of common shares and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the Directors and executive officers, the Company believes that all such filing requirements were met during 2014, except that Forms 3 for Messrs. Norton and Walters were filed late.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Each of the members of the Audit Committee, other than Mr. Collins, qualified as an "independent" director as defined under Section 303A.02(a)(ii) of the NYSE rules and Rule 10A-3 of the Exchange Act. As part of the Company’s transition to having a fully independent Audit Committee, Mr. Collins resigned from the Audit Committee in August 2014. The Company was in compliance with Section 303A.05 of the NYSE rules within the time periods specified in the initial public offering transition period set forth in Section 303A.00. All of the members of the Audit Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE and SEC rules. The Company’s management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The independent registered public accounting firm appointed as the Company’s independent auditor is responsible for auditing the financial statements and the internal controls over financial reporting prepared by management and expressing an opinion on the conformity of the Company's financial statements with generally accepted accounting principles and on the design and operating effectiveness of the Company's internal control over financial reporting. In this context, the Audit Committee has met and held discussions with management and Ernst & Young Ltd., the independent registered public accounting firm appointed as the Company’s independent auditor, regarding the fair and complete presentation of the Company’s financial statements.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee reviewed and discussed with Ernst & Young Ltd. the matters that are required to be discussed by Auditing Standard No. 16, Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board, including their judgments as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, all critical accounting policies and practices to be used, material alternative accounting treatments within generally accepted accounting principles discussed with management, and other material written communications between Ernst & Young Ltd. and management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young Ltd.’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed Ernst & Young Ltd.’s independence from the Company with Ernst & Young Ltd. The Audit Committee also has considered whether Ernst & Young Ltd.’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that Ernst & Young Ltd. is independent from the Company and its management.
The Audit Committee met in 2014 with the Chief Financial Officer, Chief Accounting Officer and representatives of Ernst & Young Ltd., and the firm that provided the Company’s outsourced internal audit function (which firm currently supports the Company's internal audit function on a co-sourced basis), in regular and executive sessions to discuss the results of their examinations, their evaluations of the design and operating effectiveness of the Company's internal controls over financial reporting and the overall quality of the Company’s financial reporting and compliance programs.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

The Audit Committee

Mark Parkin (Chairman)
Steven E. Fass
Christopher L. Collins (Resigned from the Committee on August 5, 2014)
Mary H. Hennessy
Neil McConachie

Fees Paid to Ernst & Young Ltd.

The following table sets forth the aggregate fees charged to Third Point Reinsurance Ltd. by Ernst & Young Ltd. for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2014 and 2013 and for other services rendered during 2014 and 2013 to the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

INDEPENDENT AUDITOR FEES
Fee Category	2014	2013 (1)
	$	$
Audit Fees	1,462,024	858,286
Audit-Related Fees	—	1,050,425
Tax Fees	44,800	—
All Other Fees	1,995	—
Total Fees	1,508,819	1,908,711

(1)     Includes $495,786 of fees associated with the 2013 audit billed during 2014.

Audit fees: Includes the aggregate fees billed by Ernst & Young Ltd. for professional services and expenses rendered for the audit of the Company’s consolidated financial statements and internal controls over financial reporting.
Audit-Related Fees: Includes the aggregate fees billed by Ernst & Young Ltd. for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and are not reported under "Audit Fees", including aggregate fees billed by Ernst & Young Ltd. for professional services performed in connection with the Company’s filing of certain documents with the SEC and the related issuance of consents in 2014, and advisory services performed relating to accounting and financial reporting consultations on various issues and transactions. The 2013 services primarily relate to our initial public offering.
Tax Fees: Includes fees billed by Ernst & Young Ltd. for tax-related services in conjunction with the establishment of our U.S operations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm Appointed as our Independent Auditor

The Audit Committee has adopted a policy requiring the Audit Committee to pre-approve all audit and, subject to the de minimis exception of Section 10A(i) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services performed by the Company's independent auditor. The Committee may delegate pre-approval authority to one or more designated members of the Committee, who must then provide a report of such pre-approvals to the Committee at its next scheduled meeting. When pre-approving non-audit services by the independent auditor, the Committee shall consider whether the provision of such services is consistent with maintaining the independent auditor's independence. All fees described under the heading "Fees paid to Ernst & Young Ltd." incurred after our initial public offering in August 2013 were pre-approved by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Overview
This compensation discussion and analysis provides information about the material elements of compensation paid or awarded to, or earned by, our "named executive officers", also referred to as the "NEOs", who consist of our principal executive officer, each person who served as a principal financial officer, and our three other most highly compensated executive officers, for fiscal year 2014 as follows:

•	John R. Berger, Chief Executive Officer of the Company(1); Chief Executive Officer of Third Point Reinsurance (USA) Ltd.(2)

•	J. Robert Bredahl, President and Chief Operating Officer of the Company(3); President and Chief Underwriting Officer of Third Point Reinsurance Company Ltd.(3)(4)

•	Christopher Coleman, Chief Financial Officer (5)

•
Manoj K. Gupta, Head of Investor Relations and Business Development of the Company(6); Senior Vice President, Underwriting, Third Point Reinsurance Company Ltd.(6); Lead Portfolio Manager of Third Point Reinsurance Investment Management Ltd.

•	Daniel V. Malloy, Executive Vice President, Underwriting

•	Anthony Urban, Chief Underwriting Officer, Third Point Reinsurance (USA) Ltd.(7)

(1)	Also served as Chief Underwriting Officer of the Company until February 28, 2015.

(2)	Effective March 1, 2015.

(3)	Served as Chief Financial Officer and Chief Operating Officer of the Company and Third Point Reinsurance Company Ltd. until November 10, 2014..
(4)     Effective March 1, 2015.
(5)    Served as Chief Accounting Officer until November 10, 2014.

(6)	Effective February 26, 2015.

(7)	Effective March 1, 2015. Served as Executive Vice President, Underwriting of the Company until February 28, 2015.

Compensation Philosophy and Objectives

In 2014, the Compensation Committee engaged in a comprehensive review of our compensation philosophy and structure. As a result of this review, the Compensation Committee resolved to adopt an executive compensation philosophy based on a Total Rewards Strategy. The Company’s Total Rewards Strategy approach to executive compensation is described as follows:

The executive total rewards strategy is to offer compensation, reward and benefit programs that align with the following principles and objectives:

•	Allow the Company to attract and retain superior talent. Ensuring quality talent is integral to the Company’s ongoing success.

•
Deliver pay opportunities through a format that is consistent with those used at other companies operating in the reinsurance industry. Accordingly, rewards should consist of base salary, an annual incentive plan, a long-term incentive opportunity, perquisites, and retirement and health and welfare benefits.

•
Support a high-performance environment, by linking pay with performance. The Company’s objective is to grow the business and deliver superior returns to its investors. Consistent with this objective, most executive pay should be contingent on the actual results achieved. This strategy ensures that executives earn incentives only when, and to the extent that, value is created.

•	By developing compensation programs that reward success at the Company and individual levels, we can motivate superior performance and strengthen the connection between pay and results.

•	The degree to which a person’s annual incentive award is influenced by individual (versus Company) performance is based on the person's role and diminishes as he or she rises through the Company.

•
Provide a competitive total compensation opportunity. This means that our total cash compensation (base plus bonus) should at least target the market median. Total direct compensation (base, bonus, and long-term incentives) will target above the 50th percentile, assuming that the individuals and the Company perform well and deliver value to shareholders.

•	Market is defined as public insurance and reinsurance company groups with operations in Bermuda and the Cayman Islands.

•	While the overall structure target will be market median, individual salaries may be above or below this target, as appropriate, based on experience, performance, criticality of the role, etc.

•
Eligibility for variable pay (annual as well as long-term incentives) will be largely based on competitive norms. However, exceptions may be made from time to time in specific circumstances or for high-potential key employees.

•	Support a long-term focus for officers and key contributors that aligns with the interests of shareholders.

•	The long-term award providing such focus should appropriately balance retention and alignment needs based on relative level in the organization.

•	Encourage conversations about performance and development.

•
By integrating compensation and reward systems with performance management and career development programs, we can ensure people know what it takes to be successful at the Company and help align performance goals at every level.

•	Provide market competitive benefits and perquisites.

•	Provide clear information about pay practices.

•	By communicating openly about pay, we can ensure that everyone understands the rewards program and has the tools they need to implement it effectively.

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation and benefits of our employees, directors and consultants, administering our employee benefit plans, authorizing and ratifying share option grants and other incentive arrangements, and authorizing employment and related agreements.

In 2014, the Compensation Committee retained the McLagan & Ward Group as a compensation consultant (the "Consultant") to provide advice on executive compensation matters. As part of that advice, the Consultant provided competitive market data regarding compensation among a select group of public insurance and reinsurance companies and compared our NEOs' compensation with that of the Peer Group companies identified below. The Consultant was engaged by the Compensation Committee directly. We do not engage the Consultant for any additional services outside of executive compensation consulting. In connection with the retention of the Consultant, the Compensation Committee conducted an assessment of potential conflicts of interest of the Consultant, considering various factors including but not limited to the six factors mandated by SEC rules, and no conflict of interest relating to its services were identified.

The Compensation Committee worked with the Consultant to develop a group of eleven (11) global insurance and reinsurance companies (the "Peer Group") against which the Consultant would gauge the Company’s NEOs. The companies identified as the Peer Group were:

•	Arch Capital Group Ltd

•	AXIS Capital Holdings Limited

•	Endurance Specialty Holdings Ltd.

•	Everest Re Group, Ltd.

•	Greenlight Capital Re, Ltd.

•	Maiden Holdings, Ltd.

•	Montpelier Re Holdings Ltd.

•	PartnerRe Ltd.

•	Platinum Underwriters Holdings, Ltd.

•	RenaissanceRe Holdings Ltd.

•	Validus Holdings, Ltd.

The Consultant compared the compensation of the Company’s NEOs with those of the Peer Group, looking at base salary, annual incentives and long-term incentives as both individual elements of compensation, and in total. In addition, the Compensation Committee observed the mix of pay elements (fixed versus variable) for the NEOs individually and as a group. Based on these findings and a broader understanding of the competitive market for executive talent in the global insurance/reinsurance marketplace, the Compensation Committee determined that the compensation of our NEOs was generally in line with the Peer Group and generally in line with our compensation philosophy.

    Our Chief Executive Officer meets from time to time with the Compensation Committee and makes compensation recommendations with respect to our NEOs, including recommendations for salary adjustments, annual incentives and long-term incentive awards, to the Compensation Committee for review, feedback and approval. The Compensation Committee from time to time delegates authority to approve equity grants to non-executive officers to our Chief Executive Officer.

Elements of our Executive Compensation Program

During fiscal 2014, the compensation program for our NEOs consisted primarily of salary, short-term incentive compensation, long-term incentive compensation and certain perquisites. Set forth below is a discussion of each of these elements of total compensation, the reason that we provide each element, and how that element fits into our overall compensation philosophy. Each element of the total reward program offers something unique to executives and incentivizes different desired behaviors and business results for the Company.

Base Salary

The primary function of base salary is to provide base compensation for executives’ ongoing performance of job responsibilities throughout the year.

•	Base pay reflects sustained individual performance, contribution, and relative value, as well as competitive market practice.

•	Base pay adjustments are neither guaranteed nor automatic. Base pay adjustments are intended to be clear performance messages and make meaningful distinctions for above-average performers.

•	Below-average performers do not receive increases.

•	Average performers receive average or even below-average increases with consideration given to the incumbent’s position in the market or the established range.

•	Above-average performers receive above-average increases with consideration given to the incumbent’s position in the market or established range for the role.

The base salary for each of our named executive officers is set pursuant to their individual employment agreements with the Company. Base salaries are reviewed on a periodic basis. The Compensation Committee determined not to increase base salaries for our named executive officers (other than Mr. Coleman) in 2014. Mr. Coleman’s base salary was increased from $370,000 to $420,000 in connection with his promotion to Chief Financial Officer in November 2014 to reflect his increased responsibilities. In addition, the Compensation Committee approved an increase in Mr. Malloy's base salary from $600,000 to $700,000 per annum to be effective from April 1, 2015.

Annual Incentive Pay

The purpose of annual incentive pay is to reward performance during the year based upon the achievement of individual and business goals on an annual basis.

•
Annual incentive pay plans help employees understand how they contribute to business performance and help unite employees behind shared goals. Additionally, annual incentives directly support the Company’s high-performance environment by providing employees with clear opportunities for performance-based rewards.

•
Annual incentive pay helps focus employees on achieving the annual financial goals of the organization by paying rewards to the extent that goals are fulfilled. Performance metrics are set based on the measures the Compensation Committee determines are necessary to achieve operational success. The performance metrics are periodically reviewed and adjusted, where required, in the Compensation Committee's judgment.

•	The formula creates a bonus pool but not individual awards. The Compensation Committee exercises its discretion in how that pool is distributed.

•
Short-term incentives also recognize how individuals have performed in terms of meeting the specific goals established for the year, which are above and beyond their regular job duties. Individual performance below expectations will reduce the calculated payment, whereas exceptional performance will increase the calculated payment.

All of our NEOs participated in our 2014 annual incentive plan (the "Annual Incentive Plan"). Each of our named executive officers is party to an employment agreement that provides for annual bonuses with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Compensation Committee. No changes were made to the NEOs’ annual incentive targets in 2014.

The Compensation Committee bases the Annual Incentive Plan on specific performance metrics relating to underwriting profit and investment income on the float generated by the underwriting operations. The amount of the total incentive bonus pool is determined by taking the sum of (a) 12.5% of investment income on cumulative float for the year (excluding investment income compounding) (if positive) and (b) 22.5% of adjusted underwriting income for the year (if positive). Adjusted underwriting income is defined as underwriting profit after all general and administration expenses but before management incentive bonus expense and share compensation expense.   The incentive bonus pool for 2014 was subject to a minimum equal to fifty percent of paid salaries for those employees eligible to receive a bonus and, because the performance level was below the amount necessary to achieve the minimum payout, it was this minimum amount that was allocated to our NEOs for their service in 2014.  The inclusion of a minimum in the incentive bonus pool calculation for 2014 was in recognition of strong management performance relative to the Company’s annual strategic plan  and the fact that the Company  is in its third year of operations and  premium and float have not yet reached a steady state.   The incentive bonus pool is allocated to individual employees by the Compensation Committee upon the recommendation of the Chief Executive Officer based on how each employee performed relative to his or her individual annual goals.  The actual bonuses paid to our NEOs are set forth in the "Bonus" column of the Summary Compensation Table.

Long-Term Incentives

The purpose of long-term incentives is to align the interests of employees with shareholders through meaningful equity participation and long-term ownership. The program can generate significant payments when executives drive the company to achieve long-term results.

•
Long-term incentives should help balance a short-term performance focus. Executives should be focused on fulfilling organizational long-term strategic objectives. By using long-term incentives, we encourage executives to balance their orientation and weight their decision making given the respective award opportunities under each compensation plan.

•
Long-term incentive awards should reflect market competitive levels. Individual grants will vary based on individual performance, so that executives are motivated to not only drive toward superior long-term corporate performance but also demonstrate individual impact as well.

•
The mix of long-term incentives may vary by role/level in the organization to most appropriately balance retention needs with the need to drive long-term growth in shareholder value, based on the role/level’s ability to influence share price movement.

•	The Company may use a variety of vehicles year to year to deliver long-term incentives.

Prior to 2014, our long-term incentive program consisted primarily of a significant option grant at the time of hire (with a portion of the options granted with exercise prices that are higher than the grant date fair market value of our shares), with no expectation of additional or annual equity grants. Some executives have also received long-term restricted share awards to compensate them for incentives from their previous employers that were forfeited when they joined the Company.

In 2014, as part of our comprehensive compensation review, the Compensation Committee implemented a new long-term incentive program providing for annual long-term incentive grants with overlapping vesting schedules and performance cycles to incentivize and promote retention of employees and executives. All awards are in the form of restricted shares subject to the achievement of performance goals tied to underwriting profitability and float generation over rolling three-year calendar year periods. No dividends are payable on unvested restricted shares. Performance metrics will be determined based on an Underwriting Return Ratio ("URR") measure. The URR applies to the underwriting results of our property and casualty segment.  It is a combined ratio calculation, modified to include general and administrative costs that are not customarily included in the combined ratio as well as investment income on the float generated by underwriting operations as if that float had been invested in a medium term, investment grade bond portfolio. A URR of 100% will result in 100% target award vesting. A URR of 95% or better will result in 150% of target award vesting (100% of maximum award). A URR at or above 110% will result in 0% award vesting such that there is no payout at this threshold. URR is defined as (a) net premiums earned by our Property and Casualty segment minus adjusted underwriting income (loss), minus a portion of our investment income, divided by (b) such net premiums earned. The Compensation Committee set URR as the performance goal because it believes that this metric will appropriately align the Company’s goal of increasing profitable underwriting premium generation within the Company’s underwriting guidelines without exposing the Company to undue risk as to the quality of those premiums, and provide an incentive which offers an appropriate balance between the increased insurance float and underwriting risk. The Catastrophe Segment is excluded from the URR calculation as it is no longer actively engaged in writing new business.

The first awards under our new long-term incentive program were made in December 2014 and are reflected in the Grants of Plan-Based Awards for Fiscal Year 2014 table below. The number of restricted shares granted to each of our named executive officers was determined by the Compensation Committee in consultation with our Chief Executive Officer. In determining the individual grant levels, the Compensation Committee considered the total compensation of each of the NEOs, as compared to comparable positions at Peer Group companies, individual performance factors and the recommendation of the Chief Executive Officer. The second awards under our long-term incentive program were made in February 2015 generally on the same terms, following the same process and with an equivalent value as the first awards made in December 2014. The second awards are not reflected in the Grants of Plan-Based Awards for Fiscal Year 2014 table below as they were made in 2015.

Prior to our initial public offering, equity awards were granted under the Third Point Reinsurance Limited Share Incentive Plan (the "Share Incentive Plan"). Since that time, equity awards have been granted under our Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (the "Omnibus Incentive Plan").

All grants of share options and restricted shares are evidenced by an individual award agreement between the Company and the individual.

Other Benefits and Perquisites

Other Benefits

The Company seeks to provide benefit plans, such as medical coverage and life and disability insurance, in line with applicable market conditions and Bermuda law. These health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The Company also maintains defined contribution benefit plans that provide eligible employees with an opportunity to save for retirement on a tax advantaged basis. The Company pays both the employer and the employee portions of the costs of these programs. The named executive officers are eligible to participate in the health and welfare and defined contribution plans on the same basis as all other employees, subject to applicable tax and other limits on contributions.

Perquisites

The Company also provides customary additional benefits to expatriate employees working outside of their home country, including each of our NEOs, to better enable the Company to attract and retain key employees. These benefits are typical for the insurance/reinsurance industry, as well as for Bermuda-based companies, and are specified in our NEOs' employment agreements. The purpose of these benefits is to rationalize the income of expatriate employees, who experience additional taxation as a result of compensation for additional housing and transportation expenses, with the income such employees would earn as employees within their native countries. These additional benefits are as follows:

•
Housing and Transportation Expenses. The Company reimburses certain expatriate executives for housing expenses in Bermuda and for travel and transportation expenses between the United States and Bermuda.

•
Tax Expenses. To the extent the Company’s reimbursement of an expatriate executive’s housing or travel expenses are deemed to be taxable income to the expatriate executive, the Company reimburses the expatriate executive for any home country taxes payable on the additional income. The Company also pays the employee portion of Bermuda payroll taxes and social insurance for our NEOs.

•
Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company reimburses expatriate executives' tax preparation expenses, up to $5,000 per executive, per annum.

We annually review the level of employee benefits provided to the NEOs and believe that the employee benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates. These benefits are described under "Summary Compensation Table" and "Employment Agreements" below.
Employment Agreements with NEOs

We have entered into employment agreements with each of our NEOs as a means to attract and retain executive officers. Terms of these agreements are more fully discussed below under "-Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table-Employment Agreements". We believe that these agreements provide our executive officers with the assurance that their employment is a long-term arrangement and provide us with the assurance that the officers’ services will be available to us for the foreseeable future. We believe that having employment agreements with our key executives is beneficial because such agreements provide retentive value, subject executives to restrictive covenants, and provide us with a competitive advantage in the recruiting process over a company that does not offer employment agreements.

Other Compensation Practices and Policies

Policy regarding Claw Backs. We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. In the event of such circumstances, the Board of Directors or the Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement. We are awaiting regulatory guidance regarding claw backs of compensation under the so-called Dodd-Frank Act and expect to implement a claw back policy after that guidance is published. The compensation plans adopted at the time of our initial public offering include provisions allowing us to claw back compensation to the extent required by applicable law or stock exchange regulations.

Tax Considerations. The Compensation Committee considers the income tax consequences of individual compensation elements when analyzing the overall compensation paid to our NEOs. Because we have not, to date, been subject to taxation in the U.S., our compensation program has not been designed to comply with Internal Revenue Code Section 162(m). However, with respect to our U.S. taxpayer employees, including certain of our NEOs, we design our compensation arrangements taking into account Internal Revenue Code Sections 409A and 457A.

Say on Pay.    Prior to 2015, as an "emerging growth company" as defined under the Jumpstart Our Business Startups Act of 2012, we were not required to, and did not, have a shareholder advisory vote on executive compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Steven E. Fass (Chairman)
Rafe de la Gueronniere
Mary H. Hennessy
Neil McConachie
Mark Parkin
Gary D. Walters

Summary Compensation Table

Name and Principal Position (9)	Fiscal Year	Salary	Bonus (1)	Share Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)	($)
John R. Berger, Chief Executive Officer of the Company and Third Point Reinsurance (USA) Ltd.	2014	850,000	425,000	999,998	—	__	489,821	2,764,819
	2013	850,000	425,000	—	—		447,296	1,722,296
	2012	850,000	425,000	—	8,959,503		456,397	10,690,900

J. Robert Bredahl, President and Chief Operating Officer of the Company; President and Chief Underwriting Officer of Third Point Reinsurance Company Ltd(4)	2014	750,000	375,000	799,992	—	__	364,667	2,289,659
	2013	750,000	375,000	—	—		282,261	1,407,261
	2012	648,077	1,324,038 (5)	5,675,000	5,319,705		261,338	13,228,158

Christopher S. Coleman, Chief Financial Officer(6)	2014	373,333	186,667	399,996	—	__	90,965	1,050,961

Manoj K. Gupta, Head of Investor Relations and Business Development for the Company; Senior Vice President, Underwriting, Third Point Reinsurance Company Ltd.; and Lead Portfolio Manager of Third Point Reinsurance Investment Management Ltd.	2014	500,000	250,000	299,986	—	__	366,164	1,416,151

Daniel V. Malloy, Executive Vice President, Underwriting(7)	2014	600,000	300,000	599,987	—	__	368,634	1,868,621
	2013	600,000	300,000	—	—		287,601	1,187,601
	2012	560,154	580,077 (8)	340,000	3,919,783		253,325	5,653,339

Anthony Urban, Chief Underwriting Officer, Third Point Reinsurance (USA) Ltd.	2014	600,000	300,000	324,996	—	__	395,719	1,620,715

(1)
For 2014, the Annual Incentive Plan provided for payment of bonuses of between 50% and 300% of base salary based on 2014 underwriting profit and investment income generated by underwriting operations. The incentive bonus pool for 2014 was subject to a minimum equal to 50% of base salary, and it was this minimum that was allocated to the NEOs for their service in 2014. See "Compensation Discussion and Analysis - Elements of our Executive Compensation Program - Annual Incentive Pay."

(2)
Messrs. Berger, Bredahl, Coleman, Gupta, Malloy and Urban were granted a total of 102,739, 82,191, 41,095, 30,821, 61,643 and 33,390 performance-based restricted shares at maximum performance levels in 2014, respectively. Performance-based restricted share awards vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of performance-based restricted shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. The award value included in the table for 2014 corresponds to the grant date fair value of performance-based restricted shares based upon the probable outcome of such performance criteria. Assuming the maximum performance levels are achieved, the grant date fair value of performance-based restricted shares granted in 2014 would equal $1,499,989, $1,199,989, $599,987, $449,987, $899,987 and $487,494, for Messrs. Berger, Bredahl, Coleman, Gupta, Malloy and Urban, respectively. The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. The fair value was determined using the methodology and assumptions set forth in Note 16, "Share-Based Compensation," to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which are hereby incorporated herein by reference.

(3)	The following table sets forth the compensation reflected in the "All Other Compensation" column for the fiscal year ended December 31, 2014.

All Other Compensation 2014

Name	Company Contributions to Retirement Plans ($)(a)	Company-Paid Transportation Expense ($)(b)	Reimbursed Housing Expenses ($)(c)	Tax Reimbursements ($)(d)	Other (e)	Total Other Compensation ($)
John R. Berger	52,000	172,470	103,200	139,235	22,916	489,821
J. Robert Bredahl	52,000	141,223	38,588	109,939	22,916	364,667
Christopher S. Coleman	36,500	—	—	31,068	23,397	90,965
Manoj K. Gupta	50,000	137,557	38,588	115,982	24,038	366,164
Daniel V. Malloy	52,000	40,602	152,646	99,806	19,416	368,634
Anthony Urban	52,000	137,188	63,000	119,116	24,416	395,719

(a)	Represents Company contributions (employer and employee contributions paid by the Company) to retirement plans.

(b)
Mr. Berger is entitled to private air travel to and from Bermuda, pursuant to the terms of his employment agreement. Messrs. Bredahl, Malloy, Urban and Gupta received private air travel to and from Bermuda, generally when traveling with the CEO; they otherwise receive (or received) first class air travel to and from Bermuda. Corporate aircraft charges are based on the incremental cost to the Company. Commercial aircraft charges are based on the actual cost of airfare. Also includes ground transportation costs paid by the Company.

(c)
Messrs. Berger, Bredahl, Malloy, Urban and Gupta are entitled to a housing allowance under the terms of their employment agreements. Represents cost of housing, utilities, including electricity and cable services, and furnishings paid or reimbursed by the Company.

(d)
Represents payment of the employee portions of Bermuda payroll taxes and social security insurance on behalf of the NEOs and reimbursement of all taxes incurred with respect to (i) the housing allowance and company-paid transportation benefit and (ii) the tax reimbursement payments.

(e)	Represents the employee portion of health insurance paid by the Company, 50% of life insurance premiums and reimbursed personal tax preparation cost for the NEOs.

(4)	Mr. Bredahl was appointed President and Chief Operating Officer effective November 10, 2014. Prior to that date, he served as Chief Financial Officer and Chief Operating Officer.

(5)	Includes sign-on bonus of $1,000,000 paid in March 2012 pursuant to the terms of Mr. Bredahl’s employment agreement.

(6)
Mr. Coleman was appointed Chief Financial Officer effective November 10, 2014. Prior to that date, he served as Chief Accounting Officer. Mr. Coleman's base salary was increased from $370,000 per annum to $420,000 per annum on November 10, 2014 upon his promotion to the position of Chief Financial Officer.

(7)	Mr. Malloy’s employment with the Company commenced on January 23, 2012.

(8)	Includes sign-on bonus of $300,000 paid in March 2012 pursuant to the terms of Mr. Malloy’s employment agreement.

(9)	Reflects current titles. Please see "Compensation Discussion and Analysis - Overview" for prior roles.

Grants of Plan-Based Awards for Fiscal Year 2014
The following table provides information concerning awards granted to the NEOs in the last fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
John R. Berger
Annual Incentive Plan		425,000	1,275,000	2,550,000
Omnibus Incentive Plan	12/19/2014				0	68,493	102,739	999,998
J. Robert Bredahl
Annual Incentive Plan		375,000	1,125,000	2,250,000
Omnibus Incentive Plan	12/19/2014				0	54,794	82,191	799,992
Christopher S. Coleman
Annual Incentive Plan		186,667	560,000	1,120,000
Omnibus Incentive Plan	12/19/2014				0	27,397	41,095	399,996
Manoj K. Gupta
Annual Incentive Plan		250,000	750,000	1,500,000
Omnibus Incentive Plan	12/19/2014				0	20,547	30,821	299,986
Daniel V. Malloy
Annual Incentive Plan		300,000	900,000	1,800,000
Omnibus Incentive Plan	12/19/2014				0	41,095	61,643	599,987
Anthony Urban
Annual Incentive Plan		300,000	900,000	1,800,000
Omnibus Incentive Plan	12/19/2014				0	22,260	33,390	324,996

(1)     A discussion of the 2014 annual cash incentives, including awards earned for 2014 and paid in March 2015 can be found under "Compensation Discussion and Analysis - Elements of our Executive Compensation Program - Annual Incentive Pay." Mr. Coleman’s annual incentive plan opportunity has been adjusted to reflect his increase in base salary.

(2)    Performance-based restricted share awards made pursuant to the Omnibus Incentive Plan for the 2014-2016 performance cycle and are scheduled to vest on March 1, 2017. Restricted shares awards vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. Performance-based restricted shares that do not vest at the end of the three-year period are forfeited. 0% of the awards vest unless performance exceeds the threshold performance level. Linear interpolation applies to determine the vesting percentage between threshold and target and between target and maximum performance levels. For a more detailed discussion of the 2014 performance-based restricted share awards, see "Compensation Discussion and Analysis - Elements of our Executive Compensation Program - Long-Term Incentives." The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 based on the probable outcome of such performance criteria, modified to exclude the effect of estimated forfeitures. The fair value was determined using the methodology and assumptions set forth in Note 16, "Share-Based Compensation," to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which are hereby incorporated herein by reference.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2014 Table
Employment Agreements
The principal terms of the employment agreements with each of our NEOs are discussed below.
John R. Berger. On December 22, 2011, we entered into an employment agreement with Mr. Berger, pursuant to which he agreed to serve as our Chief Executive Officer and a member of our Board, which agreement was extended for three years by an amendment no. 1 to the employment agreement entered into on December 22, 2014 to provide for a new three year term. Mr. Berger also served as our Chief Underwriting Officer until February 28, 2015. With effect from March 1, 2015, Mr. Berger serves as the Chief Executive Officer of our subsidiary, Third Point Reinsurance (USA) Ltd., and his employment agreement was amended to reflect his new title. All other terms of the employment agreement with Mr. Berger remain unchanged. The employment agreement sets Mr. Berger’s annual base salary at $850,000. The employment agreement specifies that Mr. Berger is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. The employment agreement also provides for a grant to Mr. Berger of options to purchase common shares on the terms set forth in the Share Incentive Plan and his applicable option agreement. Mr. Berger’s employment agreement also provides that, during the term of his employment and while his principal place of employment is Bermuda, he is entitled to (i) private air travel to and from Bermuda, (ii) a housing allowance of $10,000 per month, and (iii) tax reimbursement for the taxes incurred with respect to (a) the air travel benefit, (b) the housing benefit and (c) the tax reimbursement payment. Under the terms of his employment agreement, he is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Berger’s employment term was for an initial period of three years, and automatically extended for an additional year on the third anniversary of the employment agreement commencement date and every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary. Mr. Berger’s employment agreement was amended on December 22, 2014 to extend the term of his agreement for a further three years from December 22, 2014, with the same automatic extensions as described in the preceding sentence.
If Mr. Berger’s employment is terminated by the Company without cause or if Mr. Berger resigns for good reason, Mr. Berger will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Berger executing a general release of all claims against the Company. If Mr. Berger’s employment is terminated due to his death or disability, Mr. Berger will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Berger will be entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Berger is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Berger is entitled to coverage under a Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Berger have entered into a Director and Officer Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Berger acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
J. Robert Bredahl. On January 26, 2012, we entered into an employment agreement with Mr. Bredahl, pursuant to which he agreed to serve as our Chief Financial Officer and Chief Operating Officer. We entered into a first amendment to Mr. Bredahl’s employment agreement on November 10, 2014, in connection with his promotion from Chief Financial Officer and Chief Operating Officer to our President and Chief Operating Officer, and a second amendment with effect from March 1, 2015 in connection with the expansion of Mr. Bredahl's role to include his service as the Chief Underwriting Officer of Third Point Reinsurance Company Ltd. The employment agreement, as amended, sets Mr. Bredahl's annual base salary at $750,000. The employment agreement specifies that Mr. Bredahl is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. The employment agreement also provides for grants to Mr. Bredahl of (i) restricted shares to replace unvested restricted shares that he held in his former employer that were forfeited when he became an employee of the Company, subject to the terms of his applicable restricted share award agreement and (ii) options to purchase common shares on the terms set forth in the Share Incentive Plan and Mr. Bredahl’s applicable option agreement. Mr. Bredahl’s employment agreement also provides that, during the term of his employment and while his principal place of employment is Bermuda, he is entitled to (i) air travel to and from Bermuda (private air travel, when traveling with the Chief Executive Officer, or first-class air travel otherwise), (ii) a housing allowance of $6,000 per month (which was subsequently reduced to $3,000), and (iii) tax reimbursement for the taxes incurred with respect to (a) the air travel benefit, (b) the housing benefit and (c) the tax reimbursement payment. Under the terms of his employment agreement, he is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Bredahl’s employment term is for an initial period of three years, and automatically extends for an additional year on the third anniversary of the employment agreement commencement date and every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary.
If Mr. Bredahl’s employment is terminated by the Company without cause or if Mr. Bredahl resigns for good reason, Mr. Bredahl will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Bredahl executing a general release of all claims against the Company. If Mr. Bredahl’s employment is terminated due to his death or disability, Mr. Bredahl will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Bredahl will be entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Bredahl is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Bredahl is entitled to coverage under a Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Bredahl have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Bredahl acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
Christopher S. Coleman. On November 10, 2014, we entered into an amended and restated employment agreement with Mr. Coleman, to reflect his promotion to Chief Financial Officer. The employment agreement sets Mr. Coleman’s annual base salary at $420,000. The employment agreement specifies that Mr. Coleman is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. Mr. Coleman’s original employment agreement, dated January 3, 2013, also provided for a grant to Mr. Coleman of options to purchase common shares on the terms set forth in the Share Incentive Plan and his applicable option agreement. Under the terms of his employment agreement, Mr. Coleman is entitled to five weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s pension plan, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Coleman’s employment term is for a three year period effective from November 10, 2014, and it automatically extends for an additional year on the third anniversary of the employment agreement commencement date and every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary.
If Mr. Coleman’s employment is terminated by the Company without cause or if Mr. Coleman resigns for good reason, Mr. Coleman will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Coleman executing a general release of all claims against the Company. If Mr. Coleman’s employment is terminated due to his death or disability, Mr. Coleman will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Coleman will be entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Coleman is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Coleman is entitled to coverage under a Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Coleman have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Coleman acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
Manoj K. Gupta. On March 27, 2012, we entered into an employment agreement with Mr. Gupta, pursuant to which he agreed to serve as our Senior Vice President, Underwriting and Lead Portfolio Manager of Third Point Reinsurance Investment Management Ltd. With effect from February 26, 2015, we entered into an amendment no. 1 to the employment agreement with Mr. Gupta in connection with the expansion of Mr. Gupta's role to include his service as Head of Investor Relations and Business Development of the Company and Senior Vice President, Underwriting of Third Point Reinsurance Company Ltd. The employment agreement, as amended, sets Mr. Gupta's annual base salary at $500,000. The employment agreement specifies that Mr. Gupta is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. The employment agreement also provides for a grant to Mr. Gupta of options to purchase common shares on the terms set forth in the Share Incentive Plan and his applicable option agreement. Mr. Gupta’s employment agreement also provides that, during the term of his employment and while his principal place of employment is Bermuda, he is entitled to (i) air travel to and from Bermuda (private air travel, when traveling with the Chief Executive Officer, or first-class air travel otherwise), (ii) a housing allowance of $3,000 per month, and (iii) tax reimbursement for the taxes incurred with respect to (a) the air travel benefit, (b) the housing benefit and (c) the tax reimbursement payment.. Under the terms of his employment agreement, he is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Gupta’s employment term is for an initial period of three years, and automatically extends for an additional year on the third anniversary of the employment agreement commencement date and every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary.
If Mr. Gupta’s employment is terminated by the Company without cause or if Mr. Gupta resigns for good reason, Mr. Gupta will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Gupta executing a general release of all claims against the Company. If Mr. Gupta's employment is terminated due to his death or disability, Mr. Gupta will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Gupta will be entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Gupta is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Gupta is entitled to coverage under and Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Gupta have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Gupta acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
Daniel V. Malloy. On January 23, 2012, we entered into an employment agreement with Mr. Malloy, pursuant to which he agreed to serve as our Executive Vice President Underwriting. The employment agreement sets Mr. Malloy’s annual base salary at $600,000. On February 26, 2015, the Compensation Committee approved an increase in Mr. Malloy's base salary from $600,000 to $700,000, effective April 1, 2015, which will be reflected in an amendment to Mr. Malloy's employment agreement. The employment agreement specifies that Mr. Malloy is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. The employment agreement also provides for grants to Mr. Malloy of (i) restricted shares to replace unvested restricted shares that he held in his former employer that were forfeited when he became an employee of the Company, subject to the terms of his applicable restricted share award agreement and (ii) options to purchase common shares on the terms set forth in the Share Incentive Plan and Mr. Malloy’s applicable option agreement. Mr. Malloy’s employment agreement also provides that, during the term of his employment and while his principal place of employment is Bermuda, he is entitled to (i) a housing allowance of $6,000 per month, which was subsequently increased to $8,150 on February 1, 2014, and (ii) tax reimbursement for the taxes incurred with respect to (a) the housing benefit and (b) the tax reimbursement payment. Under the terms of his employment agreement, he is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Malloy’s employment term is for an initial period of three years, and automatically extends for an additional year on the third anniversary of the employment agreement commencement date and every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary.
If Mr. Malloy’s employment is terminated by the Company without cause or if Mr. Malloy resigns for good reason, Mr. Malloy will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Malloy executing a general release of all claims against the Company. If Mr. Malloy’s employment is terminated due to his death or disability, Mr. Malloy will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Malloy will be entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Malloy is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Malloy is entitled to coverage under and Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Malloy have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Malloy acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
Anthony Urban. On October 28, 2011, we entered into an employment agreement with Mr. Urban, pursuant to which he served as our Executive Vice President, Underwriting until February 28, 2015. The employment agreement sets Mr. Urban's annual base salary at $600,000. The employment agreement specifies that Mr. Urban is eligible for an annual bonus with a threshold, target and maximum amount of, respectively, 50%, 150% and 300% of base salary, based on achievement of such individual and corporate performance goals as may be established by the Board. The employment agreement also provides for a grant to Mr. Urban of options to purchase common shares on the terms set forth in the Share Incentive Plan and his applicable option agreement. Mr. Urban’s employment agreement also provides that, during the term of his employment and while his principal place of employment is Bermuda, he is entitled to (i) air travel to and from Bermuda (private air travel, when traveling with the Chief Executive Officer, or first-class air travel otherwise), (ii) a housing allowance of $5,250 per month, and (iii) tax reimbursement for the taxes incurred with respect to (a) the air travel benefit, (b) the housing benefit and (c) the tax reimbursement payment.. Under the terms of his employment agreement, he is entitled to four weeks of paid vacation annually, and is also eligible to participate in all normal company benefits, including the Company’s 401(k), medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.
Mr. Urban’s employment term was for an initial period of three years, and automatically extended for an additional year on the third anniversary of the employment agreement commencement date, and will continue to be automatically extended every anniversary thereafter, unless either party gives notice of non-extension at least 90 days prior to such anniversary. With effect from March 1, 2015, Mr. Urban became an employee of our subsidiary, Third Point Reinsurance (USA) Ltd., and entered into a new employment agreement with our subsidiary pursuant to which he serves as the Chief Underwriting Officer of Third Point Reinsurance (USA) Ltd. on substantially similar terms as his former employment agreement with Third Point Reinsurance Ltd.
If Mr. Urban’s employment is terminated by the Company without cause or if Mr. Urban resigns for good reason, Mr. Urban will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. The payment of the above shall be contingent on Mr. Urban executing a general release of all claims against the Company. If Mr. Urban's employment is terminated due to his death or disability, Mr. Urban will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Following termination of his employment for any reason, Mr. Urban will be entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination. Mr. Urban is subject to confidentiality and nondisparagement covenants and, during the term of his employment and for 18 months following termination of employment, to non-competition and non-solicitation covenants.
Mr. Urban is entitled to coverage under and Directors and Officers insurance policy during his employment and for six years following the termination of his employment. The Company and Mr. Urban have entered into an Indemnification Agreement pursuant to which the Company has agreed to indemnify Mr. Urban acting in his capacity as an officer or director in relation to any of our affairs for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company other than in respect of his own fraud or dishonesty.
"Cause" is defined in the employment agreements generally as (i) a willful failure to perform duties or negligent performance of such duties that has caused or can result in material injury to the Company, (ii) willful and serious misconduct that has caused or can result in material injury to the Company, (iii) a willful and material violation of a Company policy that has caused or can result in material injury to the Company, (iv) a willful and material breach of any obligations under the employment agreement, (v) a failure to timely comply with a lawful and reasonable direction or instruction of the Board or (vi) a conviction of, or plea of guilty or nolo contendre to, a felony. Notice and cure provisions apply.
"Good Reason" is defined in the employment agreements generally as (i) a substantial diminution of duties, (ii) a reduction in base salary or (iii) a material breach by the Company of the employment agreement. Notice and cure provisions apply.
Share Incentive Plans
Each grant of share options and restricted shares to our NEOs is governed by our Share Incentive Plan or our Omnibus Incentive Plan and an Option Agreement or a Restricted Share Agreement, which provide, among other things, the vesting provisions of the options and restricted shares and the option term.

Outstanding Equity Awards at Fiscal Year-End 2014

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares that Have Not Vested (#)	Market Value of Shares or Units of Shares that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
John R. Berger	1,339,535	893,023	10.00	12/22/2021	—	—	68,493	992,464
	446,512	297,674	16.00	12/22/2021
	446,512	297,674	20.00	12/22/2021

J. Robert Bredahl	530,233	795,349	10.00	1/26/2022	567,500(4)	8,223,075	54,794	793,965
	176,744	265,116	16.00	1/26/2022
	176,744	265,116	20.00	1/26/2022

Christopher Coleman	41,860	167,442	10.89	4/1/2023	—	—	27,397	396,983
	13,953	55,814	16.89	4/1/2023
	13.953	55,814	20.89	4/1/2023

Manoj K. Gupta	139,535	209,302	10.00	4/16/2022			20,547	297,726
	46,512	69,767	16.00	4/16/2022
	46,512	69,767	20.00	4/16/2022

Daniel V. Malloy	390,698	586,046	10.00	1/23/2022	34,000(5)	492,660	41,095	595,467
	130,232	195,349	16.00	1/23/2022
	130,232	195,349	20.00	1/23/2022

Anthony Urban	280,744	227,163	10.00	10/28/2021	—	—	22,260	322,547
	125,581	83,721	16.00	10/28/2021
	125,581	83,721	20.00	10/28/2021

(1)
The vesting of these options is subject to satisfaction of a service condition. The service condition will be met as to 20% of the options on each of the first five anniversaries of the grant date - December 22, 2011 for Mr. Berger, January 26, 2012 for Mr. Bredahl, April 1, 2013 for Mr. Coleman, April 16, 2012 for Mr. Gupta, January 23, 2012 for Mr. Malloy, and October 28, 2011 for Mr. Urban, subject to continued employment through such date.

(2)	Market value of the shares that have not vested is based on the $14.49 per share closing price of the common shares on the NYSE on December 31, 2014.
(3)
These target performance-based equity awards are not eligible to vest until March 1, 2017. These performance-based awards vest based on continued employment through the vesting date and the achievement of certain financial performance measures over a three-year performance period ending December 31, 2016. Performance-based restricted shares that do not vest at the end of the three-year period are forfeited. Performance-based share amounts reflected in the table above are based on achieving the target performance goals.

(4)
347,500 of these service-based restricted shares are scheduled to vest on January 26, 2015, and 220,000 are scheduled to vest on January 26, 2017, subject to Mr. Bredahl’s continued employment through each such date.

(5)	All of these 34,000 service-based restricted shares are scheduled to vest on January 23, 2015, subject to Mr. Malloy’s continued employment through such date.

Option Exercises and Shares Vested

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)
Anthony Urban	60,000	301,884	(1)

(1)
The amount reflected in the table represents the value received upon Mr. Urban’s exercise of 60,000 options, measured as the excess of the fair market value of our shares on the day of exercise over the exercise price of the option.

Potential Payments Upon Termination or Change-in-Control
The information below describes and quantifies certain compensation that would have become payable to our NEOs under their respective employment agreements as if the NEO’s employment had been terminated or if a change in control had occurred on December 31, 2014, given the NEO’s compensation and service levels as of such date and, where applicable, based on the fair market value of our common shares on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plans, disability benefits and accrued vacation benefits.
Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive’s age.

Name	Termination of Employment due to Death/Disability ($)	Termination of Employment for Cause ($)	Termination of Employment Without Cause or for Good Reason ($)	Termination of Employment for Retirement at Retirement Age(1)	Change in Control ($)
John R. Berger
Cash Payments (2)	425,000	0	1,700,000	0	0
Acceleration of Vesting of Option Awards (3)	2,004,837	0	4,009,674	0	4,009,674
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	0	0	0	0	793,971
Other Benefits (5)	0	0	28,674	0	0

J. Robert Bredahl
Cash Payments (2)	375,000	0	1,500,000	0	0
Acceleration of Vesting of Option Awards (3)	1,190,373	0	2,380,745	0	3,571,118
Acceleration of Vesting of Service-Based Restricted Share Awards (6)	8,223,075	0	8,223,075	0	8,223,075
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	0	0	0	0	635,172
Other Benefits (5)	0	0	28,674	0	0

Christopher S. Coleman
Cash Payments (2)	210,000	0	840,000	0	0
Acceleration of Vesting of Option Awards (3)	150,697	0	301,395	0	602,790
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	0	0	0	0	317,586
Other Benefits (5)	0	0	28,914	0	0

Manoj K. Gupta
Cash Payments (2)	250,000	0	1,000,000	0	0
Acceleration of Vesting of Option Awards (3)	313,256	0	626,511	0	939,767
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	0	0	0	0	238,181
Other Benefits (5)	0	0	32,274	0	0

Daniel V. Malloy
Cash Payments (2)	300,000	0	1,200,000	0	0
Acceleration of Vesting of Option Awards (3)	877,116	0	1,754,232	0	2,631,348
Acceleration of Vesting of Service-Based Restricted Share Awards (6)	492,660	0	492,660	0	492,660
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	0	0	0	0	476,373
Other Benefits (5)	0	0	32,724	0	0

Anthony Urban
Cash Payments (2)	300,000	0	1,200,000	0	0
Acceleration of Vesting of Option Awards (3)	509,981	0	1,019,961	0	1,019,961
Acceleration of Vesting of Performance-Based Restricted Share Awards(4)	0	0	0	0	258,030
Other Benefits (5)	0	0	32,724	0	0

(1)	None of the NEOs were eligible for retirement on December 31, 2014.

(2)
Includes base salary continuation for the applicable severance period and prorated annual cash bonus, as applicable, as described below under "Severance Payments" Because the assumed termination date is December 31, 2014, the full bonus amount is reflected.

(3)
Equals the excess, if any, of $14.49, the closing price of our shares on the NYSE on December 31, 2014, over the exercise price of the accelerated options. Because the assumed termination date is December 31, 2014, in the event of a termination without cause or for good reason, there is no pro-ration and the full amount of options that vest on the second vesting date after termination are accelerated. See "Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control - Stock Options" below.

(4)
No performance-based restricted shares vest upon termination of employment. In the event of a change in control, assumes 80% of the target number of performance shares would vest, based on URR performance through December 31, 2014. The number of assumed vested shares have been multiplied by $14.49, the closing price on the NYSE of our shares on December 31, 2014. See "Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control-Performance-Based Restricted Shares" below.

(5)	Reflects the cost to us of continued participation in medical and life insurance benefits over the severance period. See "Severance Payments" below.

(6)
Equals the number of accelerated restricted shares multiplied by $14.49, the closing price on the NYSE of our shares on December 31, 2014. See "Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control-Service-Based Restricted Shares" below.

Severance Payments
As noted above (see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2014 Table"), the     employment agreements for each of our NEOs provide for severance payments and benefits on specified termination events. Any such severance is subject to the NEO’s execution and nonrevocation of a release of claims against us. Each of the NEOs’ employment agreements includes definitions of "cause" and "good reason".
Pursuant to the terms of their employment agreements and subject to their executive of a general release of claims, if an NEO’s employment is terminated by the Company without cause or the NEO resigns for good reason, the executive will be entitled to receive (i) an annual bonus payment, prorated for the period of his service prior to the termination date, (ii) payment of 18 months’ base salary, payable over the 18 month period following the termination date, and (iii) 18 months of continued participation in medical and life insurance benefits at active employee rates. If the NEO’s employment is terminated due to death or disability, then the NEO will be entitled to receive an annual bonus payment, prorated for the period of his service prior to the termination date. Like other employees generally, following termination of employment for any reason, each NEO is entitled to receive (i) all accrued and unpaid base salary and benefits and (ii) reimbursement for approved business expenses incurred prior to termination.
Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control - Options
Pursuant to the terms of the NEOs’ Option Agreements, treatment of options upon a termination of employment is as follows:

Termination due to death or disability: Options that would have become exercisable on the vesting date immediately following the date of termination (measuring achievement of the capital condition as of the date of termination) become vested on termination; all vested options are exercisable until the earlier to occur of: (i) the first anniversary of termination or (ii) the options’ normal expiration date.

Termination without cause or for good reason: Options that would have become exercisable on (i) the vesting date immediately following the date of termination become exercisable immediately, and (ii) the options that would have become exercisable on the second vesting date following termination become exercisable on a pro rata basis, with the number of options that vest on termination determined by multiplying the total number of options scheduled to vest on the second vesting date by a ratio, the numerator of which is the number of days in the applicable vesting period that occur prior to the first anniversary of the date of termination and denominator of which is 365. Any remaining unvested options will be canceled immediately. Vested options are exercisable until the earlier to occur of: (i) the first anniversary of termination or (ii) the options’ normal expiration date.

Termination for cause: All options vested as of the termination date remain exercisable for three months following the termination date or, if earlier, until the options’ normal expiration date; unvested options terminate and are canceled immediately.

In addition, in the event we undergo a change in control, each option for which the performance conditions have been satisfied as of immediately prior to the change in control (regardless of whether the service condition has been met) will be canceled in exchange for a payment equal to the excess, if any, of the consideration received by us for a common share in in the transaction over the exercise price of the option, and all other options will be immediately canceled for no consideration.
Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control -Service-Based Restricted Shares
Pursuant to the terms of the Messrs. Bredahl and Malloy’s Restricted Share Award Agreements, treatment of service-based restricted shares is as follows: (i) on a termination of employment due to death, disability, without cause or for good reason, all restricted shares become vested immediately, (ii) on a termination of employment for any other reason, all unvested restricted shares will immediately be canceled and forfeited without payment and (iii) in the event of a change in control, each unvested restricted share will immediately become vested.

Accelerated Vesting of Equity Awards on Certain Terminations of Employment or a Change in Control -Performance-Based Restricted Shares
Pursuant to the terms of the NEOs’ Performance-Based Restricted Share Award Agreements, treatment of performance-based restricted shares is as follows:
Termination due to death or disability: Performance-based restricted shares are deemed vested to the extent that the shares would have vested any time prior to the first anniversary following the date of termination, had the NEO continued service through such anniversary, subject to the achievement of the performance goals; any remaining unvested performance-based shares are forfeited and canceled at the time of termination.
Retirement: Performance-based restricted shares are deemed vested to the extent that the performance-based shares would have vested at the normal vesting date had the NEO continued his service until such date, subject to achievement of the performance goals; any remaining unvested performance-based shares are forfeited and canceled at the time of termination.
Termination for cause: All outstanding performance-based restricted shares, whether vested or unvested, are forfeited and canceled at the time of termination.
Termination for any other reason: All unvested performance-based restricted shares are forfeited and canceled.
In addition, in the event we undergo a change in control, then the performance-based restricted shares shall vest immediately prior to the change in control to the extent of the number of performance-based restricted shares that would vest based on achievement of the performance goals determined based on performance achieved through the end of the fiscal quarter ending immediately prior to the change in control, and any remaining unvested performance-based restricted shares shall be forfeited and canceled effective immediately prior to the change in control.
Compensation of Directors for Fiscal Year 2014
On November 6, 2013 we adopted a director compensation policy, which provides that each independent director will receive annual compensation under their Director Services Agreements of $200,000 (or $235,000, in the case of the chairman of the Audit Committee of the Board, Mr. Parkin), payable 50% in cash and 50% in restricted shares of the Company. The cash portion of the retainer is paid in equal, quarterly installments, and is pro-rated for partial years of Board service. Restricted share grants are made on or around the date of the annual meeting of shareholders, with the number of shares being calculated based on the fair market value of a common share of the Company on the date of grant. Restricted share grants are also pro-rated for partial years of Board service, with the grant typically being made on the date which the director begins his or her Board service. All restricted share grants are made under the Omnibus Incentive Plan and the applicable award agreements entered into between the Company and the director, including vesting and forfeiture provisions. Generally, the restricted shares will vest on December 31 of the calendar year in which the grant is made, subject to the director’s continued Board service through such vesting date.
Our directors who are not independent (including those who are our employees) do not receive compensation for serving as members of our directors. Because we only pay compensation to independent directors, Mr. Collins, Mr. Berger, Mr. Spiegel and Mr. Targoff were not compensated for their services as directors and were omitted from the table below. However, all directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as Board and Committee members, including attendance at educational seminars and other expenses directly related to the Company’s business.

Name	Fees earned or paid in cash	Restricted Share Awards ($)	Option Awards ($)	Total ($)
		(1) (2)
Steven E. Fass	$100,000	99,995	None(3)	199,995
Mary H. Hennessy	$100,000	99,995	None(4)	199,995
Rafe de la Gueronniere	$100,000	99,995	None	199,995
Neil McConachie	$100,000	99,995	None	199,995
Mark Parkin	$117,500	117,500	None	235,000
Gary D. Walters	$65,110 (5)	97,075	None	162,185

(1)	The restricted shares were awarded to the independent directors on August 5, 2014 under our Omnibus Incentive Plan and vested in full on December 31, 2014.
(2)
The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures. The fair value was determined using the methodology and assumptions set forth in Note 16, "Share-Based Compensation," to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which are hereby incorporated herein by reference.

(3)
As of December 31, 2014, Mr. Fass held vested and outstanding options to purchase 25,424 shares. Of these options, 15,254 had an exercise price of $10.00, 5,085 had an exercise price of $16.00 and 5,085 had an exercise price of $20.00.

(4)
As of December 31, 2014, Ms. Hennessy held vested and outstanding options to purchase 25,424 shares. Of these options, 15,254 had an exercise price of $10.00, 5,085 had an exercise price of $16.00 and 5,085 had an exercise price of $20.00.

(5)	Mr. Walters joined the Board on May 7, 2014, and received a pro-rated portion of the annual cash retainer.
Compensation Risk Assessment

In fiscal year 2014, the Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.
BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON SHARES
The following table indicates information as of the date of this proxy statement regarding the beneficial ownership of the Company’s common shares by:

•	each person, or group of persons, who is known to beneficially own more than 5% of any class of the Company’s common shares based on information contained in Schedules 13G;

•	each of the Company’s Directors;

•	each of the named executive officers; and

•	all of the Company’s Directors and executive officers as a group.
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon exercise of share options or warrants held by that person that are immediately exercisable or exercisable within 60 days. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as issued and outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Information with respect to beneficial ownership has been furnished below for each Director, executive officer, or beneficial owner of more than 5% of the Company’s common shares (based solely on filings made under Section 13(d) and Section 13(g) of the Exchange Act, as of February 27, 2015). Except as otherwise noted below, the address for each person listed on the table is c/o Third Point Reinsurance Ltd., Chesney House, The Waterfront, 96 Pitts Bay Road, Pembroke HM 08, Bermuda.

	Shares Beneficially Owned
Name and Address	Number of Shares	Percentage of Class(1)
5% Shareholders
KIA TP Holdings, L.P.(2)	27,312,368	25.4
KEP TP Holdings, L.P.(2)	27,312,368	25.4
Pine Brook LVR, L.P.(3)	13,656,184	12.84
Daniel S. Loeb(4)	8,679,511	8.25

Directors and Named Executive Officers
John R. Berger(5)	2,942,440	2.7
Christopher L. Collins(2)	27,312,368	25.4
Steven E. Fass(6)	138,262	*
Rafe de la Gueronniere	12,838	*
Mary R. Hennessy(6)	38,262	*
Neil McConachie	109,338	*
Mark Parkin	15,085	*
William L. Spiegel(3)	-	*
Joshua L. Targoff	274,991	*
Gary D. Walters	6,489	*
J. Robert Bredahl(7)	2,260,986	2.1
Christopher S. Coleman(8)	248,486	*
Manoj K. Gupta(9)	411,800	*
Daniel V. Malloy III(10)	1,271,672	1.2
Anthony Urban(11)	636,117	*
All executive officers and Directors as a group (18 individuals)(12)	36,216,011	31.9%

*	Represents beneficial ownership of less than 1%.
(1)    Based on an aggregate of 105,170,735 common shares (including restricted shares) issued and outstanding as of February 27, 2015.
(2)    The aggregate number of shares beneficially owned includes 21,167,335 common shares held of record by KIA TP Holdings, L.P. ("KIA TP") and 3,832,665 common shares held of record by KEP TP Holdings, L.P. ("KEP TP"). KIA TP and KEP TP also own warrants to purchase 1,957,867 and 354,501 common shares, respectively. The warrants are currently fully exercisable, and will expire on December 22, 2021. Kelso GP VIII (Cayman) Ltd. ("GP VIII LTD") is the general partner of Kelso GP VIII (Cayman), L.P. ("GP VIII LP", and, together with GP VIII LTD and KIA TP, the "KIA Entities"). GP VIII LP is the general partner of KIA TP. KEP VI (Cayman) GP Ltd. ("KEP VI GP LTD", and, together with KEP TP, the "KEP Entities") is the general partner of KEP TP. The KIA Entities and the KEP Entities, due to their common control, could be deemed to beneficially own each of the other's securities. Each of the KIA Entities and the KEP Entities disclaims such beneficial ownership and this report shall not be deemed an admission of beneficial ownership of such securities for any purpose. Each of the KIA Entities, due to their common control, could be deemed to beneficially own each other's securities. GP VIII LTD disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VIII LP and KIA TP, except to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. GP VIII LP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VIII LTD and KIA TP, except, in the case of KIA TP, to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. KIA TP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by each of GP VIII LTD and GP VIII LP, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. Each of the KEP Entities, due to their common control, could be deemed to beneficially own each other's securities. KEP VI GP LTD disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by KEP TP, except to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. KEP TP disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by KEP VI GP LTD, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of all the reported securities for any purpose. Frank T. Nickell, Thomas R. Wall, IV, George E. Matelich,

Michael B. Goldberg, David I. Wahrhaftig, Frank K. Bynum, Jr., Philip E. Berney, Frank J. Loverro, James J. Connors, II, Church M. Moore, Stanley de J. Osborne, Christopher L. Collins, A. Lynn Alexander, Howard A. Matlin, John K. Kim and Henry Mannix, III (the "Kelso Individuals") may be deemed to share beneficial ownership of securities owned of record or beneficially owned by GP VIII LTD, GP VIII LP, KIA TP, KEP VI GP LTD, and KEP TP, by virtue of their status as directors of GP VIII LTD and KEP VI GP LTD, but disclaim beneficial ownership of such securities, and this report shall not be deemed an admission that any of the Kelso Individuals is the beneficial owner of these securities for any purpose.
(3)    Includes warrants to purchase 1,156,184 common shares held by Pine Brook LVR, L.P. PBRA (Cayman) Company is the general partner of Pine Brook LVR, L.P. and may be deemed to beneficially own the securities owned by Pine Brook LVR, L.P. PBRA (Cayman) Company disclaims beneficial ownership of all of the securities owned of record, or deemed beneficially owned, by Pine Brook LVR, L.P., except to the extent of its pecuniary interest therein, and the inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of the reported securities for any purpose. The business address of Pine Brook LVR, L.P. and PBRA (Cayman) Company is c/o Pine Brook Road Partners, LLC, 60 East 42nd Street, 50th Floor, New York, New York. Mr. Spiegel is one of five Directors and 11 shareholders of PBRA (Cayman) Company. Mr. Spiegel disclaims beneficial ownership of the common shares beneficially owned by Pine Brook LVR, L.P. and PBRA (Cayman) Company, and this report shall not be deemed an admission of beneficial ownership of any such securities for any purpose.
(4)    Of these shares, the Daniel S. Loeb 2010 Grantor Retained Annuity Trust No. 2 owns 300,000 shares, Third Point Advisors LLC owns 1,000,000 shares, Third Point Opportunities Master Fund L.P. owns 1,200,000 shares, the 2011 Loeb Family GST Trust owns 6,000,000 shares, and various trusts for the benefit of certain members of Mr. Loeb's family own 23,002 shares. Mr. Loeb has sole voting and dispositive power over the shares held by the Daniel S. Loeb 2010 Grantor Retained Annuity Trust No. 2, Third Point Advisors LLC, the 2011 Loeb Family GST Trust, Third Point Opportunities Master Fund L.P. and each of the various trusts. Mr. Loeb disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. Mr. Loeb’s address is c/o Third Point, LLC, 390 Park Avenue, 18th Floor, New York, NY 10022.
(5)    Includes options to purchase 2,232,559 common shares. Also includes 500,000 common shares held by JVC52, LLC which is a Delaware limited liability company. Mrs. Nathalie Berger, Mr. Berger’s wife, controls JVC52, LLC. Mr. Berger disclaims any beneficial ownership of these shares except to the extent of his pecuniary interests therein, if any. Includes 209,881 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 209,881 shares would vest if the maximum performance level is achieved (139,921 would vest at target).
(6)    Includes options to purchase 25,424 common shares.
(7)    Includes options to purchase 1,325,581 common shares and 220,000 restricted shares. Includes 167,905 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 167,905 shares would vest if the maximum performance level is achieved (111,936 would vest at target). Also includes 200,000 of our common shares held by the J. Robert Bredahl Irrevocable Insurance Trust. Mrs. Kimberly J. Bredahl, Mr. Bredahl’s wife, is the trustee of the J. Robert Bredahl Irrevocable Insurance Trust. Mr. Bredahl disclaims any beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any.
(8)    Includes options to purchase 139,534 common shares and 25,000 common shares. Includes 83,952 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 83,952 shares would vest if the maximum performance level is achieved (55,968 would vest at target).
(9)    Includes options to purchase 348,837 common shares. Includes 62,963 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 62,963 shares would vest if the maximum performance level is achieved (41,975 would vest at target).
(10)    Includes options to purchase 976,744 common shares. Includes 125,928 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 125,928 shares would vest if the maximum performance level is achieved (83,952 would vest at target).

(11)    Includes options to purchase 567,906 common shares. Includes 68,211 restricted shares granted under the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan that vest based on continued employment and the achievement of certain financial performance measures over a three-year performance period. The number of shares that may be retained upon vesting will vary based on the level of achievement of the performance goals. All 68,211 shares would vest if the maximum performance level is achieved (45,474 would vest at target).
(12)     Consists of options to purchase 27,955,797 common shares and 5,990,846 common shares (including 291,426 restricted shares subject to vesting) that are held by such executive officers and Directors as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions
The Company has adopted a related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, another independent Committee of our Board or the full Board. Any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, is required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. A copy of our related person transactions policy is available on our website at: http://www.thirdpointre.bm/corporate-governance/.

Related Person Transactions

The following is a description of certain relationships and transactions that existed or that we have entered into with our directors, major shareholders and certain other related persons since the beginning of 2014, as well as certain other transactions.

Joint Venture and Investment Management Agreement
On December 22, 2011, we entered into the Joint Venture and Investment Management Agreement (the "Investment Management Agreement") with Third Point LLC, the Company, and Third Point Advisors LLC ("TP GP"), an affiliate of Third Point LLC, the Company, Third Point Re and TP GP, together with any other party admitted in the future as a participant, the "Participants" and each a "Participant"), pursuant to which the parties created a joint venture (the "Account") whereby Third Point LLC manages the assets of Third Point Re and TP GP as well as our assets and any of our subsidiaries, if any, in accordance with the terms and subject to the conditions set forth in the Investment Management Agreement.

Term
The Investment Management Agreement has an initial term of five years, subject to automatic renewal for additional successive three-year terms unless a party notifies the other parties at least six months prior to the end of a term that it wishes to terminate the Investment Management Agreement at the end of such term.
We may also terminate the Investment Management Agreement upon the death, long-term disability or retirement of Daniel S. Loeb, or the occurrence of other circumstances in which Mr. Loeb is no longer directing the investment program of Third Point LLC.
We may also withdraw as participants under the Investment Management Agreement prior to the expiration of the Investment Management Agreement’s term at any time only "for cause", which is defined as:

•	a material violation of applicable law relating to Third Point LLC’s advisory business;

•	Third Point LLC’s fraud, gross negligence, willful misconduct or reckless disregard of its obligations under the Investment Management Agreement;

•	a material breach by Third Point LLC of our investment guidelines that is not cured within a 15-day period;

•	a conviction or, a plea of guilty or nolo contendere to a felony or a crime affecting the asset management business of Third Point LLC by certain senior officers of Third Point LLC;

•	any act of fraud, material misappropriation, material dishonesty, embezzlement, or similar conduct against or involving us by senior officers of Third Point LLC; or

•
a formal administrative or other legal proceeding before the Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the Financial Industry Regulatory Association, or any other U.S. or non-U.S. regulatory or self-regulatory organization against Third Point LLC or certain key personnel which would likely have a material adverse effect on us.

In addition, we may withdraw as a participant under the Investment Management Agreement prior to the expiration of its term if net investment performance of Third Point LLC has (a) incurred a loss in two successive calendar years and (i) underperformed the S&P 500 Index by at least 1,000 basis points (10 pts) for such two successive calendar years, taken as a whole, or (b) (i) incurred a cumulative loss of 10% or more during any 24 month period and (ii) underperformed the S&P 500 Index by at least 1,500 basis points (15 pts) for such 24 month period. We may not withdraw or terminate the Investment Management Agreement on the basis of performance other than as provided above. If we become dissatisfied with the results of the investment performance of Third Point LLC, we will be unable to hire new investment managers until the Investment Management Agreement expires by its terms or is terminated for cause.

Management Fee
Pursuant to the Investment Management Agreement, Third Point LLC is entitled to receive a monthly payment in advance by each Participant (other than TP GP) that is equal to (i) 0.1667% (2.00% annualized) of the capital account of such Participant (before accounting for any accrual of the Performance Allocation (as defined in the Investment Management Agreement)) minus (ii) the aggregate amount of founders payments paid for such month pursuant to the Founders Agreement, in each case pro-rated for intra-month withdrawals or contributions (see "Founders Agreement"). This payment is debited against the capital account of each relevant Participant and paid in cash to Third Point LLC. For the year ended December 31, 2014, we paid $5.0 million of management fees to Third Point LLC and $28.5 million of management fees to the Founders under the Founders Agreement.

Performance Allocation
As further set out in the Investment Management Agreement, the Account has established one or more capital accounts to which capital contributions, withdrawals, net profit and net loss will be allocated in respect of each Participant. At the end of each fiscal year, the Performance Allocation (equal to 20% of the net profit allocable to the capital account of each Participant) will be reallocated to the capital account of TP GP from the capital account of each other Participant, provided, however, that a Performance Allocation will not be made with respect to such capital account until such capital account has recouped the amount of any unrecouped net capital loss in its Loss Recovery Account (as defined in the Investment Management Agreement). If a Participant withdraws all or a portion of its capital account other than at the end of a fiscal year, the Performance Allocation accrued and attributable to the portion withdrawn will be debited against such Participant’s capital account and credited to TP GP’s capital account at the time of withdrawal.

Third Point LLC is required to maintain a Loss Recovery Account in respect of each Participant, the opening balance of which will be zero. Thereafter, for any fiscal year, the Loss Recovery Account balance shall be the sum of all prior year net loss amounts allocated to the Participant and not subsequently offset by prior year net profit amounts allocated to such Participant; provided that the Loss Recovery Account balance shall be reduced proportionately to reflect any withdrawals made by such Participant. TP GP may waive or reduce the Performance Allocation, in its sole discretion. Third Point LLC and TP GP may elect, at the beginning of each fiscal year to restructure the Performance Allocation as a performance fee to Third Point LLC with the same terms as the Performance Allocation.
For the year ended December 31, 2014, we incurred $19.9 million in performance fees.

Contributions
We may elect to make additional capital contributions at the beginning of each calendar month or on specified intra-month days to the Account with the purpose of having the maximum investment exposure as may be prudent under the circumstances (as determined by our Board of Directors). In addition, we are required, at the end of each calendar month, to make such additional capital contributions to the Account so that we will have the maximum investment exposure as may be prudent under the circumstances (as determined by our Board of Directors), but in no event shall less than 95% of our investable assets be invested through the Account after accounting for such additional required capital contributions.
In addition, the Investment Management Agreement provides that TP GP will make additional capital contributions to the Account so that, at all times, the percentage obtained by dividing TP GP’s capital account by the aggregate capital accounts of all Participants is equal to at least 0.2%.
Conflicts of Interest
Third Point LLC is not required to devote its full time to its duties under the Investment Management Agreement, but must devote such amount of its time to such duties as is commercially reasonable and, in any event, such amount of time as is necessary and appropriate to conduct the affairs contemplated by the Investment Management Agreement in good faith.
Third Point LLC and its owners, members, officers and principals may become involved in other business ventures. Third Point LLC and/or its affiliates also manage other assets (whether for their own account or for the account of a third party) that are invested or are available for investment in investment or trading activities ("Managed Accounts") which may have substantially the same investment programs as the Account. In addition, Third Point LLC may determine to forego an investment on behalf of the Account, but permit employees of Third Point LLC to invest, or offer co-investment opportunities to its employees, its affiliates, one or more Participants or third parties in either case, including but not limited to situations where it determines in good faith that the amount available for the investment is greater than what Third Point LLC reasonably believes is appropriate for investment by the Account. The Account has no interest in the foregoing activities.
In executing securities transactions, Third Point LLC may combine orders of the Account and Managed Accounts, which may at times reduce the number of securities available for purchase by the Account. Third Point LLC is required to seek to allocate investment opportunities among the Account and the Managed Accounts in a fair and equitable manner taking into account each client’s best interests and investment objectives and restrictions. Third Point LLC has adopted procedures to help ensure that allocations do not reflect a practice of favoring or discriminating against any client or group of clients. Account performance shall not be a factor in trade allocations. Subject to the last sentence of this paragraph, Third Point LLC manages the Account on a parallel pro rata basis with its Managed Accounts, employing primarily the same investment strategies, subject but not limited to each client’s varying stated investment objectives, including the amount of leverage used, investment restrictions and tax considerations. Consequently, when possible, client orders in the same security will be generally placed on an aggregated basis and allocated proportionately (taking into account leverage and such other factors described above) to each of the Account and the Managed Accounts participating therein. Third Point LLC may, however, increase or decrease the amount of securities allocated to an account to avoid holding odd-lot shares for particular clients or, in our case, with approval of the investment Committee. In the case of aggregated orders, if all such orders are not filled at the same price, the Account and each Managed Account will participate at the average share price for all Third Point LLC’s transactions in that security on a given day, and transaction costs will be shared pro-rata based on each of the Account’s and the Managed Accounts’

participation in the transaction. Third Point LLC or its affiliates may, in the future advise other funds or separately managed accounts that do not participate with the Account on a pro rata basis.
Monthly, and at times intra-month, as Third Point LLC may deem necessary in its sole discretion, Third Point LLC is required to execute rebalancing trades (based on monthly performance and cash inflows and outflows) to maintain to the extent practicable parity in the portfolio composition of the Account and the Managed Accounts, taking into account various factors including account leverage, investment restrictions and tax considerations. In order to effect a rebalancing, Third Point LLC will purchase or sell securities or other investments for the Account while at the same time Third Point LLC is selling or purchasing the same investments for one or more of the Managed Accounts. Transactions between the Account and Managed Accounts are for cash consideration at (i) the current market price of the particular securities if effected on the open market or (ii) the close of business market price for the particular securities on the day of the transaction if not effected on the open market.
Principal trades are to be effected by Third Point LLC in compliance with the Investment Advisers Act of 1940, as amended. Every principal trade shall require the prior written consent of disinterested members of the Board of Directors of Third Point Re. In the event it is determined in good faith by Third Point LLC that it would be advantageous to establish arrangements under which particular investments are held by the Account or a Managed Account, while the economic benefits and risks of such investments are shared by the Account and the Managed Accounts, which arrangements may entail the creation of special purpose vehicles, derivative contracts and other mechanisms for sharing risk and reward, then Third Point LLC will establish such arrangements only where there is no reasonable alternative, will seek to ensure that all such arrangements result in a fair and equitable sharing of risk and reward, taking into consideration any financing or other incremental costs, and will obtain approval from the investment committee for such arrangement.
In addition, to the fullest extent permitted by law (i) whenever a conflict of interest exists or arises between Third Point LLC or any of its affiliates, on the one hand, and the Account or any of the Participants on the other hand, or (ii) whenever the Investment Management Agreement or any other agreement provides that Third Point LLC must act in a manner which is, or provide terms which are, fair and reasonable, Third Point LLC must resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.
In selecting brokers or dealers to execute transactions, Third Point LLC may use soft dollars, which is the commission generated from a trade or other financial transaction between us and Third Point LLC. Third Point LLC need not solicit competitive bids and does not have an obligation to seek the lowest available brokerage commissions, mark-ups or other compensation (collectively, "Commissions"). It is not Third Point LLC’s practice to negotiate "execution only" Commissions; thus, the Account may be deemed to be paying for research and other services provided by the broker or brokers which are included in the Commissions. Research and related services furnished by brokers will be limited to services that constitute research and brokerage services within the meaning of Section 28(e) of the Exchange Act. Accordingly, research and related services may include, but are not limited to, written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts, as well as discussions with research personnel; financial or industry publications; statistical and pricing services, along with hardware, software, data bases and other technical, technological and telecommunication services, lines and equipment utilized in the investment management process, including any updates, upgrades, modifications, maintenance, repairs, replacements, modernizations or improvements thereof. With respect to brokerage and research services obtained by the use of Commissions that also assist Third Point LLC in performing other functions that do not provide it with lawful and appropriate assistance in making investment decisions (such as accounting, recordkeeping or administrative services) ("Mixed Use Services"), Third Point LLC is required to make a reasonable allocation of the cost of such service according to its use and use Commissions to pay only for the eligible component that falls under the Section 28(e) safe harbor. Third Point LLC may have a conflict of interest when determining the allocation of Mixed Use Services between those services that primarily provide assistance in making investment decisions on behalf of its clients and those that primarily benefit Third Point LLC. The use of Commissions to obtain such other services that may be outside of the parameters of Section 28(e) will be paid for by Third Point LLC in hard dollars.
In addition, Third Point LLC may execute trades with broker-dealers with whom it has other business relationships, including prime brokerage, credit relationships and capital introduction relationships or with broker-

dealers that have invested, either directly or through affiliates, in us or our affiliates. However, Third Point LLC does not intend for these other relationships to influence the choice of broker-dealers who execute trades for the Account.
From time to time Third Point LLC may participate in certain broker-dealer’s ("sponsoring broker-dealer") charity day programs, whereby the applicant may elect on a specified day to effect certain client trades through the sponsoring broker-dealer and permit it to use a portion of client commissions for charitable purposes, including donations to other broker-dealers that may need assistance in natural disaster recovery efforts. While Third Point LLC takes into consideration the sponsoring broker-dealer’s overall execution capabilities as well as other factors as described above, the commissions charged may be in excess of that which another broker-dealer might have charged for the same transaction which could result in Third Point LLC not obtaining best execution on these client trades.
Expenses
Third Point LLC will bear its own operating and overhead expenses attributable to the management of the Account (such as salaries, bonuses, rent, office, utilities and administrative expenses).
Notwithstanding the foregoing, unless otherwise approved in writing by the Investment and Finance Committee of the Company, to the extent the aggregate amount of the expenses payable by the Account for any fiscal year (excluding, for the avoidance of doubt, any use of "soft dollars" in accordance with the Investment Management Agreement and any indemnification payments made pursuant to the Investment Management Agreement) exceed the product of (a) 0.0125 and (b) the average net assets of the Account (calculated as the average of the net assets determined as of each calendar month end) for such fiscal year, Third Point LLC will reimburse the amount of such excess. Except in certain circumstances described in the Investment Management Agreement, the expenses to be paid by the Account will be borne by the Participants pro-rata in accordance with the balance in their respective capital accounts.
Indemnification
As more fully set out in the Investment Management Agreement, to the fullest extent permitted by law, each Participant will (generally pro-rata in proportion to such Participant’s capital account) exculpate, indemnify, defend and hold harmless Third Point LLC and its members, affiliates, managers, Directors, officers and employees (each, a "Covered Person") from and against losses and expenses that are incurred by any Covered Person directly or indirectly resulting from the performance of Third Point LLC’s obligations under the Investment Management Agreement. The foregoing indemnification rights apply only to the extent that the action or failure to act by the Covered Person does not constitute fraud, gross negligence, willful misconduct, or a material breach of the Investment Management Agreement.
Third Point LLC will indemnify and hold harmless each of the Participants against any losses and expenses caused by: (i) any misstatement or omission of material fact contained in a filing made by or on behalf of a Participant under the Exchange Act or other federal law or other public disclosure or other applicable law in so far as such losses and expenses arise out of or are based upon any written information provided by Third Point LLC regarding the Participants or the Account expressly for use in such filing or other public disclosure, to the extent (and only to the extent) that such misstatement or omission of a material fact contained in such filing occurs in reliance upon and in conformity with the written information furnished by Third Point LLC; (ii) Third Point LLC’s fraud, gross negligence or willful misconduct in the performance of its obligations; (iii) breaches of the investment guidelines set forth in the Investment Management Agreement by Third Point LLC if not cured within 15 days of the date on which Third Point LLC receives a notice of such breach from a Participant; (iv) a material breach by Third Point LLC of the Investment Management Agreement (other than the investment guidelines); or (v) violations of law by Third Point LLC.
On January 28, 2015, Third Point Reinsurance (USA) Ltd. also entered into an investment management agreement with Third Point LLC and Third Point Advisors LLC pursuant to which the parties created a joint venture whereby Third Point LLC will manage the assets of Third Point Reinsurance (USA) Ltd. and Third Point Advisors LLC on substantially similar terms as those described above.
The initial term of both agreements is scheduled to renew on December 22, 2016.

Founders Agreement
Each of the Lead Investors, Dowling (or in each case, one of their affiliates) entered into a founders agreement dated December 22, 2011 with Third Point Re, which was amended and restated on February 26, 2015 to add TP USA as a party (as amended and restated, the "Founders' Agreement"), pursuant to which Kelso, Pine Brook, PROL and Dowling (or its applicable affiliate) are entitled to receive in the aggregate, directly from each of Third Point Re and, Third Point LLC and, following the amendment and restatement of the Founders Agreement, TP USA, an annual founders payment (payable in cash monthly in advance) equal to 1.7% of the value of such participant’s capital account (the "Founders Payment"). The portion of the Founders Payment payable to each such party is proportionate based on its (or its affiliates’) respective investment in us accruing as of the beginning of each month, (the portion of the Founders Payment received by each such party, as applicable, the "Individual Founders Payment"). The right to receive the Individual Founders Payment is not transferable by any such party (other than to its affiliates). The right to receive the Founders Payment may be forfeited in certain circumstances.
In the event that Third Point LLC or an affiliate of Third Point LLC is no longer managing the assets of Third Point Re or TP USA through the Account or otherwise, then for so long as Daniel S. Loeb still holds interests in Third Point Re or TP USA, Daniel S. Loeb shall have the right to participate pro-rata with the parties to the Founders Agreement in proportion to his interests in Third Point Re in any fee arrangement entered into between the parties to the Founders Agreement and any investment manager.

Registration Rights Agreement
On December 22, 2011, certain of our shareholders executed and delivered the registration rights agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, we agreed to grant (A) each Founder (i) at any time after the second anniversary of the closing, the right to demand registration and request that we effect a Qualified IPO (as defined in the Registration Rights Agreement) and (ii) at any time after the earlier of a Qualified IPO and the third anniversary of the execution of the Registration Rights Agreement, the right to request that we effect the registration under the Securities Act of all or a portion of such Founder’s securities and (B) PROL at any time after a Qualified IPO, a one-time right to request that we effect the registration under the Securities Act of all or a portion of PROL’s securities that constitute "Registrable Securities" (as defined in the Registration Rights Agreement), in each of case (A) and (B) subject to limitations on the number and timing of demand registrations and the other restrictions and cutback provisions contained in the Registration Rights Agreement.
In addition, pursuant to the Registration Rights Agreement, we have granted all shareholders of "Registrable Securities" "piggyback" rights to include securities in a registration statement filed by us with the SEC under the Securities Act, subject to the restrictions and cutback provisions and other customary limitations contained in the Registration Rights Agreement.
In connection with the registration of our equity securities under the Securities Act, the investors party to the Registration Rights Agreement agree (in the case of Pine Brook, Kelso and Daniel S. Loeb), if requested by the managing underwriter) not to effect any sale or distribution or to request registration of any securities within 7 days prior and 90 days following (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or for such shorter period as the managing underwriter may agree) the effective date of the registration statement relating to such registration.

Lead Investors, and PROL and Dowling Warrants
On December 22, 2011, we issued the Lead Investors, PROL and Dowling (pro rata according to the proportion that their respective contributions to our initial capitalization represent to the total share of our initial capitalization by the Lead Investors and PROL) warrants representing the right to purchase up to 4,069,768 of our common shares, exercisable at $10.00 per share (the "Warrants"). The number of our common shares that each holder of the Warrants is entitled to receive corresponds to the aggregate amount of equity we raise in certain equity issuance transactions, including our initial public offering in August 2013. After giving effect to our initial public offering, the maximum number of common shares represented by the Warrants became issuable to the Lead Investors, PROL and Dowling.
The Warrants (subject in certain cases to earlier expiration) expire on the fourth anniversary of the issuance of the Warrants, or immediately following the closing of a Qualified Initial Public Offering (as defined in the Warrants). All Warrants are entitled to customary anti-dilution protections (including in respect of dividends).

Trademark License Agreements
On December 22, 2011, Third Point LLC entered into trademark license agreements (each, a "TLA") with each of Third Point Re and the Company, respectively, pursuant to which Third Point LLC licensed to each of Third Point Re and the Company, on a royalty free non-exclusive basis the name "Third Point", the trade mark "Third Point" and the "Third Point" logo (collectively, the "Licensed Marks") to be used in connection with their respective businesses. In addition to customary termination rights for the benefit of Third Point LLC, Third Point LLC has the right to terminate each TLA upon written notice to Third Point Re or the Company, as the case may be, in the event the Investment Management Agreement is terminated. The TLA provides that, for so long as Third Point LLC acts as the investment manager for the Account, Third Point LLC may not license the Licensed Marks to any entity, the principal business of which is reinsurance, without the prior written consent of the licensee.

Closing Letter Agreement
On December 22, 2011, Third Point LLC, Kelso, Pine Brook, TP GP and the Company entered into a letter agreement (the "Closing Letter Agreement") setting forth certain covenants of Third Point LLC and the Company and certain indemnification arrangements as further described below.
Pursuant to the Closing Letter Agreement, Third Point LLC agreed not to manage more than a specified percentage of the assets of any offshore reinsurance company (other than Third Point Re), the principal business of which is property and casualty reinsurance, without the prior written consent of each of the Lead Investors (not to be unreasonably withheld), with certain exceptions for investments by any such reinsurance company of its assets in any Managed Account.
In addition, Third Point LLC agreed that it will not raise incremental capital in its existing funds or any newly-created funds or vehicles that pursue the same investment strategy as that of Third Point Re, to the extent that as a result of such incremental capital, the assets of Third Point Re managed by Third Point LLC will be less than a specified percentage of the aggregate assets in Third Point Re and in such previously-described funds or vehicles to be reduced, prior to a Qualified IPO (as defined therein), pro-rata if less than $1 billion of equity capital is raised in the offering.
We have agreed that, from the date of the Closing Letter Agreement and until the Investment Management Agreement is terminated, we shall cause each of our direct and indirect subsidiaries to (i) become a participant for purposes of the Investment Management Agreement or (ii) enter with Third Point LLC into an agreement similar to the Investment Management Agreement pursuant to which Third Point LLC will act as Third Point LLC in respect of a percentage of such subsidiary’s investable assets equal to the percentage of investable assets invested by Third Point Re in the Account.
Third Point LLC also agreed that, if at the time of an initial public offering, it was acting as the investment manager for the Account, it would cause its hedge funds not to be available for investment during the pendency of such offering.

Indemnification Agreements
We have agreed to indemnify and hold harmless the Founders and each of their respective affiliates, and the respective shareholders, members, managers, directors, officers, partners and employees, and agents of each Founder and/or its affiliates from and against, and shall reimburse each indemnified person for, any and all losses that at any time are imposed on, incurred by, and/or asserted against such indemnified person arising out of, relating to, and/or in connection with, the Agreement Among Members, we and/or our assets, business, and/or affairs; provided that such indemnified Person will not be entitled to indemnification for any losses to the extent it is determined by a final and binding judgment of a court of competent jurisdiction that such losses arise out of such indemnified person’s fraud, gross negligence, willful misconduct or a material breach of the Closing Letter Agreement. Any indemnification pursuant to the Closing Letter Agreement will be made only out of our assets and none of our members (including the Founders) or any other indemnified person will have any personal liability on account of such indemnification.
We have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our Company’s request.

Pine Brook Road Partners, LLC and Narragansett Bay Insurance Company
Third Point Re entered into a quota share reinsurance agreement with Narragansett Bay Insurance Company (“Narragansett Bay”) effective December 31, 2012, which was renewed on December 31, 2013. This contract was not renewed, and therefore terminated in accordance with its terms, on December 31, 2014. The Company recorded $1.0 million, $4.7 million and $9.0 million of premiums written related to these contracts for the years ended December 31, 2014, 2013 and 2012, respectively.  Pine Brook Road Partners, LLC (“Pine Brook”) is the manager of investment funds, one of which beneficially owns approximately 12.0% (December 31, 2013 - 12.0%) of the Company’s outstanding common shares. Pine Brook is also the manager of an investment fund that owns common shares in Narragansett Bay.

TP Lux Holdco LP
Third Point Re is a limited partner in TP Lux Holdco LP (the “Cayman HoldCo”), which is an affiliate of Third Point LLC. The Cayman HoldCo was formed as a limited partnership under the laws of the Cayman Islands and invests and holds debt and equity interests in TP Lux HoldCo S.a.r.l, a Luxembourg private limited liability company (the “LuxCo”) established under the laws of the Grand-Duchy of Luxembourg, which is also an affiliate of Third Point LLC.
The LuxCo’s principal objective is to act as a collective investment vehicle to purchase Euro debt and equity investments. Third Point Re invests in the Cayman HoldCo alongside other investment funds managed by Third Point LLC. As of December 31, 2014, Third Point Re held a 9.8% (December 31, 2013 - 10.0%) interest in the Cayman Holdco. Third Point Re accounts for its investment in the limited partnership under the variable interest model, in which Third Point Re is not the primary beneficiary, at fair value in the consolidated balance sheets and records changes in fair value in the consolidated statements of income.
As of December 31, 2014, the estimated fair value of the investment in the limited partnership was $55.8 million (December 31, 2013 - $29.3 million).  The valuation policy with respect to this investment in a limited partnership is further described in Note 5, "Investments", to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. Third Point Re’s maximum exposure to loss as a result of its involvement with this investment is limited to the carrying value of the investment.

Third Point Loan LLC
Third Point Loan L.L.C. ("Loan LLC") serves as nominee of Third Point Re and other affiliated investment management clients of Third Point LLC for certain investments. Loan LLC has appointed Third Point LLC as its true and lawful agent and attorney. As of December 31, 2014, Loan LLC held $33.4 million (December 31, 2013 - $147.2 million) of Third Point Re’s investments, which are included in investments in securities and in derivative contracts in the consolidated balance sheets. Third Point Re’s pro rata interest in the underlying investments registered in the name of the Loan LLC and the related income and expense are reflected accordingly in the consolidated balance sheets and the consolidated statements of income.

Third Point Hellenic Recovery Fund
Third Point Re is a limited partner in Third Point Hellenic Recovery US Feeder Fund, L.P. (“Hellenic Fund”), which is an affiliate of Third Point LLC. The Hellenic Fund was formed as a limited partnership under the laws of the Cayman Islands on April 12, 2013 and invests and holds debt and equity interests.
Third Point Re committed $11.4 million (December 31, 2013 - $11.4 million) in the Hellenic Fund, of which $2.9 million (2013 - $4.3 million) was called and $1.5 million (2013 - $nil) was distributed during the year ended December 31, 2014.

As of December 31, 2014, Third Point Re held a 3.0% (December 31, 2013 - 3.1%) interest in the Hellenic Fund. Third Point Re accounts for its investment in the limited partnership under the variable interest model, in which Third Point Re is not the primary beneficiary, at fair value in the consolidated balance sheets and records the change in the fair value in the consolidated statements of income.
As of December 31, 2014, the estimated fair value of Third Point Re’s investment in the Hellenic Fund was $6.3 million (December 31, 2013- $5.3 million). The valuation policy with respect to this investment in a limited partnership is further described in Note 5, "Investments", to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. Third Point Re’s maximum exposure to loss as a result of its involvement with this investment is limited to the carrying value of the investment.
CERTAIN SUBSIDIARIES - DESIGNATED COMPANY DIRECTORS
Under our Bye-Law 6.1, the Boards of Directors of any of our subsidiaries that is not a corporation organized under the laws of the United States or any state (or limited liability company organized under the laws of the United States or any state that is taxable as a corporation for United States Federal income tax purposes) or that is not treated as a pass-through vehicle or disregarded entity for United States federal income tax purposes (together, the "Designated Companies"), must consist of persons who have been elected by our shareholders as designated company Directors ("Designated Company Directors"). The Board of Directors must seek authority from the Company’s shareholders for the Company’s corporate representative or proxy to vote in favour of most resolutions proposed by the Designated Company. The Board is required to cause the Company’s corporate representative or proxy to vote the Company’s shares in the Designated Company pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Designated Company.
The persons named below have been nominated to serve as Designated Company Directors of each Designated Company specified below until the next annual general meeting of the shareholders. Unless authority to vote for a nominee is withheld, the enclosed proxy will be voted for the nominee, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that the nominee is unable or declines to serve.

Subsidiary	Designated Company Directors
Third Point Reinsurance Company Ltd.	Christopher L. Collins Mary R. Hennessy John R. Berger Steven E. Fass Joshua L. Targoff William L. Spiegel Mark Parkin Rafe de la Gueronniere Neil McConachie Gary D. Walters
Third Point Re Marketing (UK) Limited	John R. Berger Clare Himmer Tonya L. Marshall
Third Point Re (UK) Holdings Ltd.	John R. Berger Tonya L. Marshall
Third Point Reinsurance Investment Management Ltd. (1)	Manoj K. Gupta John R. Berger J. Robert Bredahl
Third Point Re Cat Ltd. (2)	Manoj K. Gupta John R. Berger J. Robert Bredahl Joseph Kelly
Third Point Reinsurance Opportunities Fund Ltd. (3)	Manoj K. Gupta John R. Berger J. Robert Bredahl Joseph Kelly

(1)
Owned 85% by Third Point Reinsurance Ltd. and 15% by Hiscox Insurance Company (Bermuda) Limited ("Hiscox") until January 5, 2015, at which time Third Point Reinsurance Investment Management Ltd. ("TPRIM") repurchased for cancellation the Hiscox shares and Mr. Jeremy Pinchin resigned from the Board of Directors of TPRIM.

(2)	100% of common shares held by Third Point Reinsurance Opportunities Fund Ltd.

(3)	100% of voting shares held by Third Point Reinsurance Investment Management Ltd.
Clare Himmer 44. Ms. Himmer is the Marketing Director of Third Point Re Marketing (UK) Limited and has served in this position since June 2013. Prior to joining Third Point Re Marketing (UK) Limited in June 2013 Ms. Himmer was the Senior Vice President - International Treaty Reinsurance at Allied World Assurance Company, Ltd., from 2003 to 2011. Prior to joining Allied World Assurance Company, Ltd., Ms. Himmer was Senior Underwriter, Casualty and Miscellaneous Business at Hanover Re., Head Officer, Germany: UK & Ireland Non-Marine Treaty Department from 1999 - 2003 and Underwriter, Casualty and Miscellaneous Business at Hanover Re., Head Officer, Germany: UK & Ireland Non-Marine Treaty Department from 1995 -1999. Prior to joining Hannover Re, Ms. Himmer was Assistant Underwriter and Marketing Officer at Munich Re, London, UK.
Joseph Kelly 57. Joseph Kelly is qualified as a chartered accountant in 1982, and worked for Coopers & Lybrand in both Scotland and Bermuda. Mr. Kelly has almost 30 years’ experience in the Hedge Fund Industry and Insurance industry, having been a Principal in various Hedge Fund and Insurance Captive Administration companies. Upon leaving Coopers & Lybrand he joined an international global asset management company where he was responsible for the administration of various hedge funds. He subsequently joined Hemisphere Management Limited and held the title of Vice President -Finance from January 1987 to November 1996, when he left to establish Prime Management Limited in January 1997. While at Hemisphere and Prime, he served on the boards of several hedge funds, insurance companies and management companies. Mr. Kelly retired from Prime in 2013 and established S.C.M. Limited, a Bermuda company, which offers Directorship and other services. Mr. Kelly is a member of the Institutes of Chartered Accountants of Scotland, Bermuda and Canada and holds a Bachelor of Accountancy degree from the University of Glasgow.
The biographical information for each of John R. Berger, J. Robert Bredahl, Christopher L. Collins, Rafe de la Gueronniere, Steven E. Fass, Manoj K. Gupta, Mary R. Hennessy, Tonya L. Marshall, Neil McConachie, Mark Parkin, William L. Spiegel, Joshua L. Targoff and Gary D. Walters is included under the headings "Continuing Directors", "Information Regarding the Nominees for Election to the Board of Directors" and "Executive Officers" of this proxy statement.

PROPOSALS TO BE VOTED ON BY THIRD POINT REINSURANCE LTD. SHAREHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

TO ELECT THREE CLASS II DIRECTORS TO OUR BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2018 OR UNTIL THEIR RESPECTIVE OFFICES SHALL OTHERWISE BE VACATED PURSUANT TO OUR BYE-LAWS

Mr. Berger, Mr. Targoff and Mr. Parkin have been nominated for election as Class II directors to serve until the annual general meeting of shareholders to be held in 2018 or until their respective offices shall otherwise be vacated pursuant to our Bye-laws. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the three director nominees named above. The Board has proposed and recommended that each nominee be elected to hold office as described above.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

At the Annual General Meeting two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided, however that no shareholder may participate in any general meeting during which that shareholder (or, if any shareholder is an entity, its representative) is physically present in the United States. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Each director will be elected by a plurality of the votes cast in the election of directors at the Annual General Meeting, either in person or represented by properly authorized proxy. This means that the three nominees who receive the largest number of "FOR" votes cast will be elected as directors. For further information, see the answers to the questions "What is the quorum requirement for the Annual General Meeting?" and "What is the voting requirement to approve each of the proposals?".

Nominees

The ages, business experience and directorships in other companies of the three nominees for election are set forth herein under the heading "Information Regarding the Nominees for Election to the Board of Directors".

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF
EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

ELECTION OF DESIGNATED COMPANY DIRECTORS OF SUBSIDIARIES
TO ELECT CERTAIN INDIVIDUALS AS DESIGNATED COMPANY DIRECTORS OF CERTAIN OF OUR NON-US SUBSIDIARIES, AS REQUIRED BY OUR BYE-LAWS.
The following individuals have been nominated for election as Designated Company Directors of the non-U.S. Subsidiaries noted below:

Third Point Reinsurance Company Ltd.
Christopher L. Collins, Mary R. Hennessy, John R. Berger, Steven E. Fass, Joshua L. Targoff,
William L. Spiegel, Mark Parkin, Rafe de la Gueronniere, Neil McConachie, Gary D. Walters

Third Point Re Marketing (UK) Limited
John Berger, Clare L. Himmer, Tonya L. Marshall

Third Point Re (UK) Holdings Ltd.
John Berger, Tonya L. Marshall

Third Point Reinsurance Investment Management Ltd.
Manoj K. Gupta, John R. Berger, J. Robert Bredahl

Third Point Re Cat Ltd.
Manoj K. Gupta, John R. Berger, J. Robert Bredahl, Joseph Kelly

Third Point Reinsurance Opportunities Fund Ltd.
Manoj K. Gupta, John R. Berger, J. Robert Bredahl, Joseph Kelly

Each Designated Company Director will hold office for a one-year term that will expire at the Annual General Meeting to be held in 2016 or, alternatively, when their respective successors have been duly elected. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the Designated Company Director nominees named above.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a Designated Company Director, the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board.

The presence, in person or by proxy, of the holders of 50% of the total issued voting common shares of the Company is required for a quorum for the election of the Designated Company Directors at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Election of the Designated Company Directors at the Annual General Meeting will be decided by a simple majority of votes cast.

Nominees

The ages, business experience and directorships in other companies of the nominees for election as Designated Company Directors are set forth in the proxy statement under the heading "Certain Subsidiaries - Designated Company Directors".

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE DESIGNATED COMPANY DIRECTORS.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
TO APPROVE, BY A NON-BINDING ADVISORY VOTE, THE EXECUTIVE COMPENSATION PAYABLE TO THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and in accordance with Section 14A of the Exchange Act, the Company’s shareholders are entitled to approve, on an advisory basis, the compensation of our NEOs. This non-binding advisory vote, commonly known as a "Say on Pay" vote, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
As described in detail under "Compensation Discussion and Analysis," our compensation programs are designed to attract, motivate and retain executives of outstanding ability to meet and exceed the demands of our business, focus management on optimizing shareholder value and fostering an ownership culture, create appropriate rewards for outstanding performance and penalties for under-performance, and provide competitive rewards that foster collaboration by rewarding executives for their contribution to our overall performance and financial success while determining and allocating incentives based on our performance. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our shareholders and that the total compensation package provided to our NEOs are reasonable and not excessive.
For these reasons, the Board is asking shareholders to vote "FOR" the following resolution:
"RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."
As an advisory vote, this Proposal No. 3 is not binding on the Board or the Compensation Committee (or any other committee of the Board), will not overrule any decisions made by the Board or the Compensation Committee (or any other committee of the Board), and will not, require the Board or the Compensation Committee (or any other committee of the Board) to take any specific action. The outcome of this vote does not create or imply any change to the fiduciary duties of Third Point Reinsurance Ltd. or its Board of Directors or any of its committees (or any individual member thereof), or create or imply any additional fiduciary duties. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EXECUTIVE COMPENSATION PAYABLE TO THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
ADVISORY VOTE ON "SAY ON FREQUENCY"
TO INDICATE, BY A NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE "SAY ON PAY" PROPOSALS ON EXECUTIVE COMPENSATION
In addition to the advisory "Say on Pay" vote set forth in Proposal No. 3, under the Dodd-Frank Act and Section 14A of the Exchange Act, shareholders are also entitled, at least once every six years, to indicate, on an advisory basis, their preference regarding how frequently we should solicit the "Say on Pay" vote. This non-binding advisory vote is commonly referred to as a "Say on Frequency" vote. By voting on this Proposal No. 4, shareholders may indicate whether the advisory "Say on Pay" vote should occur every year, every two years or every three years or they may abstain from voting. Although the vote is advisory and is not binding on the Board of Directors, the Board will take into account the outcome of the vote when considering the frequency of future "Say on Pay" proposals.
After careful consideration, the Board believes that an advisory vote on executive compensation that occurs every three years (a triennial vote) is the most appropriate alternative for our Company based on a number of considerations, including the following:

•
We take a long-term view of executive compensation and encourage our shareholders to do the same. Too frequent executive compensation advisory votes may encourage short-term analysis of executive compensation.

•	A three-year vote cycle will provide shareholders more time to evaluate the effectiveness of our short- and long-term compensation programs and the related business outcome of the Company.

•
A three-year vote cycle gives the Compensation Committee more time to thoughtfully respond to shareholders’ sentiments, to implement any necessary changes to our executive compensation policies and procedures and to assess the results of such changes.

This proposal permits shareholders to indicate how often they would like us to include a shareholder advisory vote on the compensation of our executives on the agenda for the annual meeting of shareholders.
For the reasons described above, the Board is asking shareholders to vote on the following resolution:
“RESOLVED, that the shareholders advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.”
Although our Board of Directors recommends holding this vote every three years, you have the option to specify one of four choices for this proposal on the proxy card: every “1 year,” every “2 years,” every “3 years” or “Abstain.” You are not voting to approve or disapprove the recommendation of the Board.
Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide that it is in the best interest of our shareholders and the Company to conduct "Say on Frequency" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A FREQUENCY OF "EVERY 3 YEARS" FOR FUTURE "SAY ON PAY" PROPOSALS ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 5
APPOINTMENT OF INDEPENDENT AUDITOR
TO APPOINT ERNST & YOUNG LTD., AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITOR TO SERVE UNTIL THE ANNUAL GENERAL MEETING TO BE HELD IN 2016, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.
The Board proposes and recommends that the shareholders appoint the firm of Ernst & Young Ltd., an independent registered public accounting firm, as our independent auditor to serve until the Annual General Meeting to be held in 2016. Ernst & Young Ltd. has served as our independent auditor from the inception of Third Point Reinsurance Ltd. in December 2011 to present. A representative of Ernst & Young Ltd. will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting will also be asked to vote to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration.

The presence, in person or by proxy, of the holders of 50% of the total issued voting common shares of the Company is required for a quorum for the appointment of Ernst & Young Ltd. at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. The appointment of Ernst & Young Ltd. at the Annual General Meeting will be decided by a simple majority of votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LTD., AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITOR TO SERVE UNTIL THE ANNUAL GENERAL MEETING TO BE HELD IN 2016, AND AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual General Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual General Meeting materials to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Third Point Reinsurance Ltd. shareholders will be "householding" the Company’s proxy materials. A single set of Annual General Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual General Meeting materials, please notify your broker or Third Point Reinsurance Ltd. Direct your written request to Corporate Secretary, Third Point Reinsurance Ltd., The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda and your telephonic request to +1 (441) 542-3300. Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.
OTHER MATTERS
Neither the Board of Directors nor management intends to bring before the Annual General Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this proxy statement. If any other business should come properly before the Annual General Meeting, or any adjournment thereof, the proxy holders will vote on such matters at their discretion.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS
In order to submit shareholder proposals for the 2016 annual general meeting of shareholders for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s principal office in The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda, no later than November 17, 2015.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, Third Point Reinsurance Ltd., The Waterfront, Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
The Company’s Bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as Directors or to bring other business before an annual general meeting of shareholders. The Bye-laws provide that any shareholder wishing to nominate persons for election as Directors at, or bring other business before, an annual general meeting must deliver to the Company’s secretary a written notice of the shareholder’s intention to do so. To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual general meeting, except that if the annual general meeting is set for a date that is not within 30 days before or after such anniversary date, the Company must receive the notice not later than the close of business on the tenth day following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s Bye-laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 6, 2016, and no later than February 5, 2016. All Director nominations and shareholder proposals must comply with the requirements of the Company’s Bye-laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.
Other than the five proposals described in this proxy statement, the Company does not expect any matters to be presented for a vote at the Annual General Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual General Meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

THIRD POINT RE

Admission Ticket

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IMPORTANT ANNUAL GENERAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Atlantic Standard Time, on May 4, 2015.

Vote by Internet

- Go to **www.envisionreports.com/TPRE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3, and 5, and FOR "every 3 years" with respect to Proposal 4.

	For	Withhold
01 - John R. Berger (Class II)	☐	☐
02 - Joshua L. Targoff (Class II)	☐	☐
03 - Mark Parkin (Class II)	☐	☐

	1 Yr	2 Yr	3 Yr	Abstain
4. Advisory vote on the frequency of "every 1, 2 or 3 years" for future "Say on Pay" proposals on executive compensation.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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1UPX 2330201

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01ZSWE

2015 Annual General Meeting Admission Ticket

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

THIRD POINT RE

Proxy – Third Point Reinsurance Ltd.

Notice of 2015 Annual General Meeting of Shareholders

Tuckers Point Golf Club, Rosewood Tuckers Point
60 Tucker's Point Drive, Hamilton Parish HS 02, Bermuda
Proxy Solicited by Board of Directors for Annual General Meeting - May 5, 2015

John R. Berger, J. Robert Bredahl or Tonya L. Marshall, or any of them, each with the power of substitution (the "Proxies"), are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Third Point Reinsurance Ltd. to be held on May 5, 2015, at the Tuckers Point Golf Club, Rosewood Tuckers Point, 60 Tucker's Point Drive, Hamilton Parish HS 02, Bermuda at 2:00 p.m. Atlantic Standard Time, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3, and 5, and FOR "every 3 years" with respect to Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted by marking, dating, signing and returning as instructed appear on reverse side.)